Filed Pursuant to Rule 424(b)(3)

Registration No. 333-178333 and

Nos. 333-178333-01 through 333-178333-12

Prospectus Supplement No. 6

(To Prospectus dated December 29, 2011)

Horizon Lines, Inc.

Common Stock, Warrants, 6.00% Series A Convertible Secured Notes due 2017 and 6.00%

Series B Mandatorily Convertible Secured Notes due 2017

This Prospectus Supplement No. 6 supplements and amends the prospectus dated December 29, 2011, as supplemented by Prospectus Supplement No. 1 dated January 12, 2012, Prospectus Supplement No. 2 dated January 30, 2012, Prospectus Supplement No. 3 dated February 24, 2012 , Prospectus Supplement No. 4 dated March 28, 2012 and Prospectus Supplement No. 5 dated April 11, 2012 (collectively referred to herein as the “Prospectus”).

This prospectus supplement is being filed to include the information set forth in our Current Report on Form 8-K dated April 13, 2012, which is attached hereto.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

See “Risk Factors” beginning on page 18 of the Prospectus dated December 29, 2011, for a discussion of certain risks that you should consider prior to investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is April 13, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Restructuring Support Agreements

On April 9, 2012, the Horizon Lines, Inc. (the “Company”) entered into Amended and Restated Restructuring Support Agreements to the Restructuring Support Agreements initially dated March 26, 2012 (the “Amended and Restated Restructuring Support Agreements”) with certain holders of its 11.00% first lien secured notes due 2016 (the “First Lien Secured Notes”), 13.00%-15.00% second lien secured notes due 2016 (the “Second Lien Secured Notes”) and 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with Series A Notes, the “Convertible Secured Notes”, and together with the First Lien Secured Notes, the Second Lien Secured Notes and the Series A Notes, the “Notes”).

The Amended and Restated Restructuring Support Agreements provide, among other things, that each of the holders represented to the Company that it has taken all necessary action to instruct its custodians to deliver its consents pursuant to the consent solicitations described below. Each holder also agreed that it will not revoke, withdraw or amend any consent solicitations or instructions. The Company also represented to each of the holders that it has received notices of conversion for at least 99% of the aggregate principal amount of Convertible Secured Notes. Termination events under the Amended and Restated Restructuring Support Agreements include, but are no limited to, (i) a breach by the Company of its obligations under the Amended and Restated Restructuring Support Agreements; (ii) the occurrence of an event of default in the indenture governing the Notes or in the charters identified in the Amended and Restated Restructuring Agreements; (iii) the occurrence of any material changes or waivers in certain of the Company’s financing documents which are not reasonably satisfactory to a majority of the holders of Notes that executed the Amended and Restated Restructuring Support Agreements; and (iv) the failure to restructure the charter obligations by April 10, 2012. The Amended and Restated Restructuring Support Agreements terminate automatically on April 30, 2012.

The foregoing description of the Amended and Restated Restructuring Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amended and Restated Restructuring Support Agreements, which is filed as an exhibit hereto and is incorporated by reference herein.

Entry into the Global Termination Agreement

On April 5, 2012, the Company entered into a Global Termination Agreement (the “Global Termination Agreement”) with Ship Finance International Limited and certain of its subsidiaries (“SFL”) which enabled the Company to terminate early the bareboat charters of the five foreign-built, U.S.-flag vessels that formerly operated in the FSX service. The Global Termination Agreement became effective on April 9, 2012.

Pursuant to the Global Termination Agreement, in consideration for the early termination of the vessel leases, and related agreements and the mutual release of all claims thereunder, the Company agreed to: (i) issue to SFL $40.0 million in aggregate principal amount of Second Lien Senior Secured Notes; (ii) issue to SFL the number of warrants to purchase 9,250,000 shares of the Company’s common stock at a conversion price of $0.01 per common share, which in the aggregate represents 10% of the fully

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diluted shares of such common stock after giving effect to such issuance but subject to approximately 8% dilution for a management incentive plan; (iii) transfer to SFL certain property on board the vessels (such as bunker fuel, spare parts and equipment, and consumable stores) at the time of redelivery to SFL without any additional payment; (iv) reimburse reasonable costs incurred by SFL to (a) return the vessels from their current laid up status to operating status, which reimbursement shall not exceed $0.6 million, (b) reposition the vessels from the Philippines to either Hong Kong or Singapore, which reimbursement shall not exceed $0.1 million, (c) remove the Company’s stack insignia and name from the vessels, which reimbursement shall not exceed $0.1 million, and (d) complete the reflagging of the vessels to the Marshall Islands registry, which reimbursement is currently expected to approximate $0.1 million; and (v) reimburse SFL for their reasonable costs and expenses incurred in connection with the transaction, which we estimate represents an aggregate maximum reimbursement obligation to the SFL Parties of $0.6 million.

The foregoing description of the Global Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Global Termination Agreement, which is filed as an exhibit hereto and is incorporated by reference herein.

Entry into Supplemental Indentures and Amendment of ABL Facility

As part of the overall agreement under the Restructuring Support Agreements described above, on March 29, 2012, the Company launched consent solicitations to make certain amendments to the indentures which govern (i) the First Lien Secured Notes, (ii) the Second Lien Secured Notes and (iii) the Convertible Notes. These amendments provided, among other things (i) for the issuance of $40.0 million in aggregate principal amount of Second Lien Notes to SFL pursuant to the Global Termination Agreement, subordinated to the existing Second Lien Secured Notes under certain circumstances, (ii) for the Company to pay-in-kind (PIK) the interest payments on the Second Lien Secured Notes and the Convertible Notes, (iii) that SFL may purchase all other outstanding Second Lien Secured Notes from the holders (at a purchase price equal to the principal amount of the Second Lien Notes, plus accrued and unpaid interest) under circumstances where, among other things, the Company commences liquidation, administration, or receivership or other similar proceedings and (iv) for Series B Note holders to convert their notes at their option.

On April 9, 2012, the Company obtained the requisite consents under each of the consent solicitations and entered into supplemental indentures with certain of its subsidiaries and U.S. Bank National Association, the trustee for each of the Notes, to amend the indentures pursuant to the consent solicitations described above (the “Supplemental Indentures”). As certain of the proposed amendments to the indentures governing the Second Lien Notes or the Convertible Notes are only binding on those holders who consented, such consenting holders will be issued notes with a new CUSIP number. While the Company does not view these transactions as an offering of any securities, if the transactions were deemed to be an offering of new securities such transactions would be exempt from registration under Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended. The Company concurrently obtained an amendment and acknowledgment from the lenders under the Company’s $100.0 million asset-backed revolving credit facility, dated October 5, 2011, among the Company and Wells Fargo Capital Finance, LLC (the “ABL Amendment”), among other things, to clarify that the amendments to the indentures which govern the First Lien Secured Notes, Second Lien Secured Notes, and the Convertible Notes and the issuance of the additional $40.0 million of Second Lien Notes are permitted under the ABL credit agreement.

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The foregoing descriptions of the Supplemental Indentures and the ABL Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the each of the Supplemental Indentures and the ABL Amendment, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Entry into Warrant Agreement

On April 9, 2012, pursuant to the transactions contemplated by the Global Termination Agreement described above, the Company issued 9,250,000 warrants to SFL (the “Warrants”) in a privately negotiated transaction exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended. The Warrants were issued pursuant to a Warrant Agreement, which the Company entered into with The Bank of New York Mellon Trust Company, N.A, as warrant agent, on April 9, 2012 (the “Warrant Agreement”).

Pursuant to the Warrant Agreement, the Warrants entitle SFL to purchase one share of the Company’s common stock (the “Common Stock”) at a price of $0.01 per share, subject to adjustment in certain circumstances. In lieu of payment of the exercise price, SFL will have the right (but not the obligation) to require the Company to convert its Warrants, in whole or in part, into shares of its Common Stock, and the Company will withhold, from the shares of Common Stock that would otherwise be delivered to SFL, shares issuable upon exercise of the Warrants equal in value to the aggregate exercise price.

Notwithstanding the foregoing, SFL will not be permitted to exercise or convert their Warrants if and to the extent that the shares of Common Stock issuable upon exercise or conversion would constitute “excess shares” (as defined in the Company’s certificate of incorporation) if they were issued. In addition, if SFL cannot establish to the Company’s reasonable satisfaction that it is a United States citizen, it will not be permitted to exercise or convert its Warrants to the extent the receipt of the Common Stock upon exercise or conversion would cause SFL’s ownership position to exceed 4.9% of the Company’s outstanding Common Stock.

The foregoing descriptions of the Warrants (a form of which is attached as an exhibit to the Warrant Agreement) and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Warrants and the Warrant Agreement, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2012, the Company issued to SFL $40.0 million aggregate principal amount of Second Lien Secured Notes. The information in Item 1.01 under the captions “Entry into the Global Termination Agreement” and “Entry into Supplemental Indentures” are responsive to this item and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 under the caption “Entry into Warrant Agreement” is responsive to this item and is incorporated herein by reference.

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Item 3.03 Material Modification to Rights of Security Holders.

On April 9, 2012, the Company and the Trustee under the indentures relating to the First-Lien Notes, the Second Lien Notes and the Convertible Notes entered into supplemental indentures which materially modified the rights of noteholders. The information in Item 1.01 under the caption “Entry into the Supplemental Indentures” is responsive to this item and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, the Company’s Board of Directors adopted a resolution that decreased the size of the Company’s Board of Directors to seven members to be comprised of three Class I Directors, two Class II Directors and two Class III Directors.

Effective April 9, 2012, Alex J. Mandl, William J. Flynn, Bobby J. Griffin, and Carol B. Hallett resigned from the Company’s Board. Mr. Flynn served on the Audit Committee, Mr. Griffin and Ms. Hallett served on the Compensation Committee and Mr. Mandl served on the Nominating and Corporate Governance Committee. Mr. Mandl also resigned as the Chairman of the Board of the Company, and the Board appointed Jeffrey A. Brodsky as Mr. Mandl’s replacement.

In addition, effective April 9, 2012, James LaChance (as chairperson), Mr. Brodsky and Steven L. Rubin will serve on the Audit Committee; Martin Tuchman (as chairperson), David N. Weinstein and Kurt M. Cellar will serve on the Compensation Committee and Mr. Cellar (as chairperson), Mr. Tuchman and Mr. Weinstein will serve on the Nominating and Corporate Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	First Supplemental Indenture governing the 11.00% First-Lien Senior Secured Notes due 2016, dated April 9, 2012.

4.2	First Supplemental Indenture governing the 13.00% - 15.00% Second-Lien Senior Secured Notes due 2016, dated April 9, 2012.

4.3	First Supplement Indenture governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes, dated April 9, 2012.

4.4	Warrant Agreement, dated April 9, 2012.

4.5	Form of Warrant (included in Exhibit 4.4).

10.1	Form of Amended and Restated Restructuring Support Agreements, dated April 9, 2012.

10.2	Global Termination Agreement, dated April 5, 2012

10.3	Amendment to the Asset-Backed Revolving Credit Facility, dated April 9, 2012.

10.4	Form of First Amendment to the Registration Rights Agreement, dated April 3, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: April 13, 2012	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

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Exhibit Index

4.1	First Supplemental Indenture governing the 11.00% First-Lien Senior Secured Notes due 2016, dated April 9, 2012.

4.2	First Supplemental Indenture governing the 13.00% - 15.00% Second-Lien Senior Secured Notes due 2016, dated April 9, 2012.

4.3	First Supplement Indenture governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes, dated April 9, 2012.

4.4	Warrant Agreement, dated April 9, 2012.

4.5	Form of Warrant (included in Exhibit 4.4).

10.1	Form of Amended and Restated Restructuring Support Agreements, dated April 9, 2012.

10.2	Global Termination Agreement, dated April 5, 2012

10.3	Amendment to the Asset-Backed Revolving Credit Facility, dated April 9, 2012.

10.4	Form of First Amendment to the Registration Rights Agreement, dated April 3, 2012.

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Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

(TO FIRST LIEN INDENTURE)

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of April 9, 2012, and has been entered into by and between Horizon Lines, LLC, a Delaware limited liability company, having its principal office at 4046 Colony Road, Suite 200, Charlotte, North Carolina 28211 (the “Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent.

RECITALS

WHEREAS, the Issuer, the Guarantors and the Trustee previously entered into that certain indenture dated as of October 5, 2011 (the “Indenture”), providing for the issuance of the Issuer’s 11.00% First Lien Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, Notes in the aggregate principal amount of $225,000,000 are currently outstanding under the Indenture;

WHEREAS, Section 11.02 of the Indenture provides that the Issuer may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of Notes under the Indenture, in certain cases, with written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by the act of such Holders delivered to the Issuer and the Trustee;

WHEREAS, the Issuer conducted a consent solicitation (the “Consent Solicitation”), pursuant to which $187,598,000 in aggregate principal amount, representing 83.38% of the outstanding Notes consented to the Proposed Amendments (as defined in the Consent Solicitation Statement with respect to the Notes, dated March 29, 2012 (the “Statement”)) to certain terms and provisions in the Indenture;

WHEREAS, such consents have been delivered to the Information and Tabulation Agent, as identified in the Statement, and were not validly withdrawn;

WHEREAS, the Issuer has been authorized by Board Resolution to enter into this Supplemental Indenture;

WHEREAS, the Issuer desires to amend certain provisions of the Indenture, as set forth in Article I of this Supplemental Indenture to effect the Proposed Amendments;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Guarantors have been done; and

WHEREAS, the Issuer has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer and the Trustee hereby agree as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01 Amendments to the Indenture.

(a) Clause (39) of the definition of Permitted Liens in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

(39) Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the $100.0 million aggregate principal amount of Second-Lien Notes (and the Guarantees by the Guarantors in respect thereof) issued on the Issue Date and additional Second-Lien Notes (and Guarantees by the Guarantors in respect thereof) issued after the Issue Date as “PIK Interest” (as defined in the Second-Lien Notes Indenture in effect on the Issue Date) on such Second-Lien Notes or on any Second-Lien Notes issued as such “PIK Interest” and all related obligations and (ii) Convertible Notes (and the Guarantees by the Guarantors in respect thereof) in an aggregate principal amount of up to $280.0 million (less the aggregate principal amount of any Convertible Notes that have been converted in a “Mandatory Conversion” pursuant to the terms thereof) and additional Convertible Notes (and Guarantees by the Guarantors in respect thereof) issued after the Issue Date as “PIK Interest” (as defined in the Convertible Notes Indenture in effect on the Issue Date) on such Convertible Notes or on any Convertible Notes issued as such “PIK Interest” and all related obligations; and

(b) Clause (b)(v) of Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

(v) the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.11(a) or clause (ii), (iii), (iv), (v), (xix) or (xxiii) of this Section 4.11(b);

(c) The second sentence of clause (d) of Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, including PIK Interest, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Parent as accrued.

(d) Section 4.20 of the Indenture is hereby amended and restated in its entirety to read as follows:

Except for Liens permitted by clauses (1)(ii) and (35) of the definition of “Permitted Liens,” the Issuer and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, Note Lien, Second-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, Note Lien, Second-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a Note Lien, a Second-Lien Note Lien or Convertible Note Lien).

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(e) Section 16.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

The Issuer and the Guarantors will furnish to the Collateral Agent and the Trustee (x) immediately prior to the Issue Date and (y) on April 15 of each year, so long as any of the Notes are outstanding (unless defeased in accordance with Article 14), beginning with April 15, 2012, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, all such action has been taken with respect to the recording, filing, re-recording and refiling of Liens under the Security Documents on Article 9 Collateral, on collateral consisting of Vessels with respect to which Liens are perfected by recording a mortgage with the National Vessel Documentation Center of the United States Coast Guard, and on collateral with respect to which Liens are perfected by filings with the United States Patent and Trademark Office and the United States Copyright Office, as is necessary to maintain the perfection of such Liens, and reciting the details of such action, or stating that in the opinion of such counsel no such action is required to maintain the perfection of such Liens. For purposes of the foregoing, the term “Article 9 Collateral” shall mean Collateral with respect to which a Lien thereon may be perfected by the filing of a UCC-1 financing statement pursuant to the Uniform Commercial Code as adopted in the jurisdiction of organization of the Issuer or the applicable Guarantor.

ARTICLE II

MISCELLANEOUS

Section 2.01 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby and thereby.

Section 2.02 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.03 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.04 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by the Trust Indenture Act of 1939 shall control.

Section 2.05 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 2.06 Governing Law. The internal law of the State of New York shall govern this Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.08 Effectiveness; Termination. The provisions of this Supplemental Indenture will become effective immediately upon its execution by the Trustee in accordance with the provisions of Sections 11.03 of the Indenture; provided, that the amendments to the Indenture set forth in Section 1.01 of this Supplemental Indenture shall become operative as specified in Section 1.01 hereof.

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Section 2.09 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

Section 2.10 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

HORIZON LINES, LLC

By:
Name:	Michael F. Zendan II
Title:	Secretary

HORIZON LINES, INC.
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
Name:	Michael F. Zendan II
Title:	Secretary

[Signature Page to Supplemental Indenture (First Lien Indenture)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:

Name:

Title:

[Signature Page to Supplemental Indenture (First Lien Indenture)]

Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

(TO SECOND LIEN INDENTURE)

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of April 9, 2012, and has been entered into by and between Horizon Lines, LLC, a Delaware limited liability company, having its principal office at 4046 Colony Road, Suite 200, Charlotte, North Carolina 28211 (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent.

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee previously entered into that certain indenture dated as of October 5, 2011 (the “Indenture”), providing for the issuance of the Company’s Second Lien Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, Notes in the aggregate principal amount of $100,000,000 are currently outstanding under the Indenture;

WHEREAS, Section 11.02 of the Indenture provides that the Company may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes under the Indenture, in certain cases, with written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by the act of such Holders delivered to the Company and the Trustee;

WHEREAS, the Company conducted a consent solicitation (the “Consent Solicitation”), pursuant to which $88,323,000 in aggregate principal amount, representing 88.32% of the outstanding Notes, consented to the Proposed Amendments (as defined in the Consent Solicitation and Exchange Statement with respect to the Notes, dated March 29, 2012 (the “Statement”)) to certain terms and provisions in the Indenture;

WHEREAS, such consents have been delivered to the Information and Tabulation Agent, as identified in the Statement, and were not validly withdrawn;

WHEREAS, pursuant to the Statement, Notes held by Holders who gave their consent to the Proposed Amendments (as defined in the Statement), will trade under a new CUSIP number to reflect the Consent Only Amendment (as defined in the Statement) (the “PIK Amended Notes”);

WHEREAS, Section 11.01 of the Indenture provides that the Company may make certain amendments to the Indenture without the consent of the Noteholders;

WHEREAS, the Company has been authorized by Board Resolution to enter into this Supplemental Indenture;

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I of this Supplemental Indenture to effect the Proposed Amendments;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Guarantors have been done; and

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01 PIK Amended Notes. The PIK Amended Notes issued to holders of Notes who gave their consent to the Proposed Amendments, which incorporate the Consent Only Amendments, will be substantially in the form of Exhibit A hereto.

Section 1.02 Amendments to the Indenture

(a) The third sentence of the first paragraph of back face of the Note is hereby amended and restated in its entirety to read as follows:

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date for Notes issued prior to October 15, 2012 shall be April 15, 2012.

(b) The first sentence of clause (c) of Section 2.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Additional Notes ranking pari passu with the other Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the other Notes and shall have the same terms as to status, redemption or otherwise as the other Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject, among other things, to the Issuer’s compliance with Section 4.11 hereof; provided further that in connection with the payment of PIK Interest, the Issuer may, without the consent of the Holders (and without regard to any restrictions or limitations set forth in Section 4.11 hereof), increase the outstanding principal amount of the Notes or issue PIK Notes; provided further that, notwithstanding this Section 2.01(c), the Issuer may issue Additional Notes in accordance with Section 2.13.

(c) The first sentence of Section 2.13 of the Indenture is hereby amended and restated in its entirety to read as follows:

The Issuer may, without the consent of the Noteholders, issue additional Notes hereunder (i) with the same terms, and if permissible as a “qualified reopening” for U.S. federal income tax purposes, with the same CUSIP number as the Notes initially issued hereunder or (ii) with terms that provide that such additional Notes will be subordinated to the Notes initially issued hereunder, including with respect to lien priority upon the occurrence of an Event of Default under Section 7.01(a)(vi), but otherwise with the same terms as the Notes initially issued hereunder and with a different CUSIP number as the Notes initially issued hereunder, in each case in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder.

(d) Section 2.13 of the Indenture is hereby amended to add the following paragraphs after the first paragraph of Section 2.13, which shall only be binding on those holders of Notes who gave their consent to the Proposed Amendments:

In the event that an Additional Note is issued pursuant to this Section 2.13 and in reliance on Section 4.11(b)(xxiii) in an amount not to exceed $40.0 million in aggregate principal amount (such Additional Note, the “New Note”), the initial holder of the New Note shall have the right,

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only upon the occurrence of an Event of Default under Section 7.01(a)(vi) and only if such initial holder shall continue to hold the entire initial principal amount of the New Note, to purchase all, but not less than all, other outstanding Notes from the Holders thereof at a purchase price equal to the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of purchase. Such purchase shall be consummated upon reasonable notice to the Trustee and the Holders of the Notes and upon such other terms as shall be reasonably acceptable to the Trustee, except that any such purchase notice to the Trustee and the Holders shall be given no later than 15 days before the date of such purchase. Provided that the initial holder of the New Note has caused the deposit of funds with the Trustee sufficient to consummate the purchase of the outstanding Notes on the purchase date, the Notes subject to the purchase right shall be deemed automatically transferred by the Holder to the initial holder of the New Note on the purchase date without any further action by the Holder.

THE FOREGOING PURCHASE RIGHT IN FAVOR OF THE HOLDER OF THE NEW NOTE (THE “REPURCHASE RIGHT”) IS A MATERIAL INDUCEMENT TO SUCH HOLDER’S PARTICIPATION IN AN OVERALL RESTRUCTURING OF THE COMPANY THAT PROVIDES SUBSTANTIAL BENEFIT AND CONSIDERATION TO THE HOLDERS OF EXISTING NOTES. AS NOTED ELSEWHERE, THE NEW NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES AND NOTE GUARANTEES INITIALLY ISSUED UNDER THE INDENTURE IN THE EVENT OF A BANKRUPTCY OF THE COMPANY. IN THE EVENT A HOLDER OF NOTES FAILS TO COMPLY WITH THE REPURCHASE RIGHT (A “NON-COMPLIANT HOLDER”), THE HOLDER OF THE NEW NOTE SHALL NOT BE SUBORDINATED IN RIGHT OF PAYMENT IN ANY WAY WITH RESPECT TO THE NON-COMPLIANT HOLDER, WHETHER UNDER THIS INDENTURE, THE NOTE GUARANTEES OR OTHERWISE.

(e) Clause (b)(v) of Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

(v) the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.11(a) or clause (ii), (iii), (iv), (v), (xix) or (xxiii) of this Section 4.11(b);

(f) Clause (39) of the definition of Permitted Liens in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

(39) Liens (whose priority shall be governed by the Intercreditor Agreement) held by the First-Lien Notes Collateral Agent securing (i) the $225.0 million aggregate principal amount of First-Lien Notes (and the Guarantees by the Guarantors in respect thereof) issued on the Issue Date and all related obligations and (ii) Convertible Notes (and the Guarantees by the Guarantors in respect thereof) in an aggregate principal amount of up to $280.0 million (less the aggregate principal amount of any Convertible Notes that have been converted in a “Mandatory Conversion” pursuant to the terms thereof) and additional Convertible Notes (and Guarantees by the Guarantors in respect thereof) issued after the Issue Date as “PIK Interest” (as defined in the Convertible Notes Indenture in effect on the Issue Date) on such Convertible Notes or on any Convertible Notes issued as such “PIK Interest,” and all related obligations.

(g) The second sentence of clause (d) of Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, including PIK Interest, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form

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of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Parent as accrued.

(h) Section 4.20 of the Indenture is hereby amended and restated in its entirety to read as follows:

Except for Liens permitted by clauses (1)(ii) and (35) of the definition of “Permitted Liens,” the Issuer and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, Note Lien, First-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, Note Lien, First-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a Note Lien, a First-Lien Note Lien or Convertible Note Lien).

(i) The last paragraph of Section 11.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

In addition, any amendment to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees or any Security Document that (i) has the effect of releasing, except as otherwise permitted pursuant to this Indenture, all or substantially all of the Collateral from the Note Liens shall require the consent of the Holders of at least 90% in aggregate principal amount of the Notes then outstanding under this Indenture, (ii) releases, except as otherwise permitted pursuant to this Indenture, any Collateral from the Note Liens shall require the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding under this Indenture or (iii) has the effect of modifying or amending the last paragraph of Section 2.13 of this Indenture shall require the consent of Holders of at least 90% in aggregate principal amount of the Notes then outstanding under this Indenture.

(j) Section 16.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

The Issuer and the Guarantors will furnish to the Collateral Agent and the Trustee (x) immediately prior to the Issue Date and (y) on April 15 of each year, so long as any of the Notes are outstanding (unless defeased in accordance with Article 14), beginning with April 15, 2012, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, all such action has been taken with respect to the recording, filing, re-recording and refiling of Liens under the Security Documents on Article 9 Collateral, on collateral consisting of Vessels with respect to which Liens are perfected by recording a mortgage with the National Vessel Documentation Center of the United States Coast Guard, and on collateral with respect to which Liens are perfected by filings with the United States Patent and Trademark Office and the United States Copyright Office, as is necessary to maintain the perfection of such Liens, and reciting the details of such action, or stating that in the opinion of such counsel no such action is required to maintain the perfection of such Liens. For purposes of the foregoing, the term “Article 9 Collateral” shall mean Collateral with respect to which a Lien thereon may be perfected by the filing of a UCC-1 financing statement pursuant to the Uniform Commercial Code as adopted in the jurisdiction of organization of the Issuer or the applicable Guarantor.

ARTICLE II

MISCELLANEOUS

Section 2.01 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby and thereby.

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Section 2.02 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.03 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.04 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by the Trust Indenture Act of 1939 shall control.

Section 2.05 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 2.06 Governing Law. The internal law of the State of New York shall govern this Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.08 Effectiveness; Termination. The provisions of this Supplemental Indenture will become effective immediately upon its execution by the Trustee in accordance with the provisions of Sections 11.03 of the Indenture; provided, that the amendments to the Indenture set forth in Section 1.01 of this Supplemental Indenture shall become operative as specified in Section 1.01 hereof.

Section 2.09 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

Section 2.10 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

HORIZON LINES, LLC

By:
Name:	Michael F. Zendan II
Title:	Senior Vice President, General Counsel and Secretary

HORIZON LINES, INC.
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
Name:	Michael F. Zendan II
Title:	Secretary

[Signature Page to Supplemental Indenture (Second Lien Indenture)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:

Name:

Title:

[Signature Page to Supplemental Indenture (Second Lien Indenture)]

EXHIBIT A

Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

(TO CONVERTIBLE INDENTURE)

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of April 9, 2012, and has been entered into by and between Horizon Lines, Inc., a Delaware corporation, having its principal office at 4046 Colony Road, Suite 200, Charlotte, North Carolina 28211 (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent.

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee previously entered into that certain indenture dated as of October 5, 2011 (the “Indenture”), providing for the issuance of the Company’s 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “Notes”);

WHEREAS, Series A Notes in the aggregate principal amount of $178,781,456 and Series B Notes in the aggregate principal amount of $49,661,522 are currently outstanding under the Indenture;

WHEREAS, Section 11.02 of the Indenture provides that the Company may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of Notes under the Indenture, in certain cases, with written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by the act of such Holders delivered to the Company and the Trustee;

WHEREAS, the Company conducted a consent solicitation (the “Consent Solicitation”), pursuant to which $197,084,866 in aggregate principal amount of Notes, representing 86.27% of the outstanding Notes, which were treated as a single class for the purposes of the Consent Solicitation, consented to the Proposed Amendments (as defined in the Consent Solicitation and Exchange Statement with respect to the Notes, dated March 29, 2012 (the “Statement”)) to certain terms and provisions in the Indenture;

WHEREAS, such consents have been delivered to the Information and Tabulation Agent, as identified in the Statement, and were not validly withdrawn;

WHEREAS, pursuant to the Statement, Series A Notes held by Holders who gave their consent to the Proposed Amendments (as definite in the Statement), will trade under a new CUSIP number to reflect the PIK Interest Amendment (as defined in the Statement) (the “Series A PIK Amended Notes”) and Series B Notes held by Holders who gave their consent to the Proposed Amendments will trade under a new CUSIP number to reflect the PIK Interest Amendment (the “Series B PIK Amended Notes” and, together with the Series A PIK Amended Notes, the “PIK Amended Notes”);

WHEREAS, the Company has been authorized by Board Resolution to enter into this Supplemental Indenture;

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I of this Supplemental Indenture to effect the Proposed Amendments;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Guarantors have been done; and

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01 PIK Amended Notes. The PIK Amended Notes issued to holders of Notes who gave their consent to the Proposed Amendments will be substantially in the form of Exhibit A and Exhibit B hereto, as applicable.

Section 1.02 Amendments to the Indenture.

(a) The definition of “Conversion Date” in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Conversion Date” means (i) in the case of the Series A Notes, the date on which a Holder satisfies all of the applicable requirements for conversion set forth in Section 14.02 and (ii) in the case of the Series B Notes, the date such Notes are converted in accordance with Section 14.04 or the date that the Holder satisfies all of the applicable requirements for conversion set forth in Section 14.02.

(b) Clause (39) of the definition of Permitted Liens in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

(39) Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the First-Lien Notes issued on the Issue Date (and the guarantees by the guarantors in respect thereof) and all related obligations, (ii) the Second-Lien Notes issued on the Issue Date (and the guarantees by the guarantors in respect thereof) and additional Second-Lien Notes (and the guarantees by the guarantors in respect thereof) issued after the Issue Date as “PIK Interest” (as defined in the Second-Lien Notes Indenture in effect on the Issue Date) on such Second-Lien Notes or on any Second-Lien Notes issued as such “PIK Interest” and all related obligations; and

(c) Section 1.01 of the Indenture is hereby amended to add the following definitions immediately after the definition of “Person”:

“PIK Interest” has the meaning set forth in Exhibit A and Exhibit B attached to the Supplemental Indenture, dated as of April 9, 2012.

“PIK Notes” means Additional Notes or Series B Notes, as the case may be, issued under this Indenture on the same terms and conditions as the Notes in connection with a PIK Payment. For purposes of this Indenture, all references to “PIK Notes” shall include the Related PIK Notes.

“PIK Payment” means an interest payment with respect to the Notes made by increasing the outstanding principal amount of the Notes or issuing PIK Notes.

(d) Section 1.01 of the Indenture is hereby amended to add the following definitions immediately after the definition of “Registration Rights Agreement”:

“Related PIK Notes” means, with respect to a Note, (i) each PIK Note issued in connection with a PIK Payment on such Note and (ii) each additional PIK Note issued in connection with a PIK Payment on a Related PIK Note with respect to such Note.

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(e) Section 2.04 of the Indenture is hereby amended to add the following paragraphs immediately following the last paragraph:

At any time, and from time to time, the Trustee shall, upon receipt of a Company Order, authenticate and deliver any Additional Notes or PIK Notes (or increases in the principal amount of any Notes) as a result of a PIK Payment, for an aggregate principal amount specified in such Company Order for such Additional Notes or PIK Notes (or increases in the principal amount of such Notes). Such Company Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes, shall certify that such issuance is in compliance with Section 4.11 hereof.

On any Interest Payment Date on which the Issuer pays PIK Interest with respect to a Global Note, the Trustee, upon receipt of a Company Order, shall increase the principal amount of such Global Note by an amount equal to the interest payable, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such Global Note as of the relevant Record Date, for such Interest Payment Date, to the credit of the Holders on such Record Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such increase. On any Interest Payment Date on which the Issuer pays PIK Interest by issuing definitive PIK Notes, the principal amount of any such PIK Notes issued to any Holder, for the relevant interest period as of the relevant Interest Record Date for such Interest Payment Date, shall be rounded up to the nearest $1.00.

(f) Section 2.10 of the Indenture is hereby amended to add the following paragraph immediately following the last paragraph:

In connection with the payment of PIK Interest, the Issuer may, without the consent of the Holders (and without regard to any restrictions or limitations set forth in Section 4.11 hereof), increase the outstanding principal amount of the Notes or issue PIK Notes. The Notes offered by the Issuer, the PIK Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, among other things, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under this Indenture include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increases in the principal amount of the outstanding Notes as a result of a PIK Payment.

(g) Section 4.01 of the Indenture is hereby amended to add the following sentence immediately following the last sentence:

PIK Interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Notes or increase the principal amount of the applicable Notes, in each case in an amount equal to the amount of the applicable PIK Interest.

(h) Clause (5) of Section 4.11(b) of the Indenture is hereby amended and restated in its entirety to read as follows:

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.11(a) or clause (2), (3), (4), (5), (19) or (23) of this Section 4.11(b);

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(i) The second sentence of clause (d) of Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, including PIK Interest, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

(j) Section 4.20 of the Indenture is hereby amended and restated in its entirety to read as follows:

Except for Liens permitted by clauses (1)(ii) and (35) of the definition of “Permitted Liens,” the Company and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a First-Lien Note Lien, a Second-Lien Note Lien or Convertible Note Lien).

(k) Section 14.01 and Section 14.02 of the Indenture are hereby amended and restated in their entirety to read as follows:

Section 14.01 Right to Convert Series A Notes and Series B Notes

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any Series A Notes at the Series A Conversion Rate then in effect and any Series B Notes at the Series B Conversion Rate then in effect, any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.

(b) Series A Notes and Series B Notes may not be converted after the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.

(c) A Holder may convert fewer than all of such Holder’s Series A Notes or Series B Notes so long as the principal amount of Series A Notes or Series B Notes, as applicable, to be converted is an integral multiple of $1.00 and all Series A Notes and Series B Notes, as applicable, remaining that are held by such Holder are in a minimum denomination of $1.00.

(d) If Series A Notes or Series B Notes are converted after the close of business on an Interest Record Date, holders of such Notes at the close of business on such Interest Record Date will receive the interest and Supplementary Interest, if any, payable on such Series A Notes or Series B Notes, as applicable, on the corresponding Interest Payment Date notwithstanding the conversion.

Section 14.02 Conversion Procedures for Series A Notes and Series B Notes.

(a) Each Series A Note and Series B Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

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(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must comply with the Depositary’s procedures for converting a beneficial interest in a Global Note and, if required, pay all transfer taxes pursuant to Section 14.10, if any. In order to exercise the conversion privilege with respect to any certificated Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice on the back of the Note, which may be amended by the Holder to be conditional upon certain events being satisfied (the “Conversion Notice”), or facsimile of the Conversion Notice and deliver such notice, which is irrevocable, to the Conversion Agent;

(ii) surrender the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all transfer or similar taxes.

The Trustee will, as promptly as possible, provide the Company with notice of any conversion exercised by Holders of which a Responsible Officer becomes aware.

Once a Note is converted in accordance with this Section 14.02, such Note shall no longer have the benefit of any security interest in the Collateral.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock or Warrants which shall be issuable on such conversion shall be issued. All Notes surrendered for conversion shall, unless any shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any Notes shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(e) Each conversion shall be deemed to have been effected as to any Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date, and with respect to any shares of Common Stock or Warrants that are issuable upon such conversion, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered, shall become the holder of record of such shares or Warrants as of the close of business on the Conversion Date.

(f) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(g) If a Holder has submitted any Notes for purchase pursuant to Section 4.16, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 4.16(e) prior to the Change of Control Purchase Expiration Time.

(l) Clause (c) of Section 14.05 of the Indenture is hereby amended and restated in its entirety to read as follows:

(c) Upon conversion, Holders shall receive a separate cash payment or PIK Interest, as the case may be, for accrued and unpaid interest (including any Supplementary Interest, if any), to the Conversion Date, subject to Section 14.01(d) in the case of the Series A Notes, and to Section 14.04(e) in the case of the Series B Notes.

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(m) Clause (b) of Section 14.05 of the Indenture is hereby amended and restated in its entirety to read as follows:

(b) Except for conversions upon a Fundamental Change as provided in Section 14.08, the Company shall deliver such cash and shares of Common Stock or Warrants, if applicable, on or before the third Business Day following the Conversion Date.

(n) Section 16.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

The Issuer and the Guarantors will furnish to the Collateral Agent and the Trustee (x) immediately prior to the Issue Date and (y) on April 15 of each year, so long as any of the Notes are outstanding (unless defeased in accordance with Article 14), beginning with April 15, 2012, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, all such action has been taken with respect to the recording, filing, re-recording and refiling of Liens under the Security Documents on Article 9 Collateral, on collateral consisting of Vessels with respect to which Liens are perfected by recording a mortgage with the National Vessel Documentation Center of the United States Coast Guard, and on collateral with respect to which Liens are perfected by filings with the United States Patent and Trademark Office and the United States Copyright Office, as is necessary to maintain the perfection of such Liens, and reciting the details of such action, or stating that in the opinion of such counsel no such action is required to maintain the perfection of such Liens. For purposes of the foregoing, the term “Article 9 Collateral” shall mean Collateral with respect to which a Lien thereon may be perfected by the filing of a UCC-1 financing statement pursuant to the Uniform Commercial Code as adopted in the jurisdiction of organization of the Issuer or the applicable Guarantor.

ARTICLE II

MISCELLANEOUS

Section 2.01 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby and thereby.

Section 2.02 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.03 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.04 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by the Trust Indenture Act of 1939 shall control.

Section 2.05 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

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Section 2.06 Governing Law. The internal law of the State of New York shall govern this Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.08 Effectiveness; Termination. The provisions of this Supplemental Indenture will become effective immediately upon its execution by the Trustee in accordance with the provisions of Section 11.03 of the Indenture; provided, that the amendments to the Indenture set forth in Section 1.01 of this Supplemental Indenture shall become operative as specified in Section 1.01 hereof.

Section 2.09 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

Section 2.10 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

HORIZON LINES, INC.

By:
Name:	Michael F. Zendan II
Title:	Senior Vice President, General Counsel and Secretary

HORIZON LINES, LLC
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
Name:	Michael F. Zendan II
Title:	Secretary

[Signature Page to Supplemental Indenture (Convertible Indenture)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:

Name:

Title:

[Signature Page to Supplemental Indenture (Convertible Indenture)]

EXHIBIT A

EXHIBIT B

Exhibit 4.4

WARRANT AGREEMENT

Dated as of

April 9, 2012

between

HORIZON LINES, INC.,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Warrant Agent

Warrants for

Common Stock

Table of Contents

		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions.	1
Section 1.02.	Rules of Construction.	3

ARTICLE II

WARRANTS

Section 2.01.	Form.	3
Section 2.02.	Execution and Countersignature.	4
Section 2.03.	Registry.	5
Section 2.04.	Transfer and Exchange.	5
Section 2.05.	Definitive Warrants.	7
Section 2.06.	Replacement Certificates.	8
Section 2.07.	Outstanding Warrants.	9
Section 2.08.	Cancellation.	9
Section 2.09.	CUSIP Numbers.	9

ARTICLE III

EXERCISE TERMS

Section 3.01.	Exercise.	9
Section 3.02.	Manner of Exercise and Issuance of Shares.	10
Section 3.03.	Jones Act Restrictions.	10
Section 3.04.	Covenant to Make Stock Certificates Available.	11

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01.	Antidilution Adjustments; Notice of Adjustment.	11
Section 4.02.	Adjustment to Warrant Certificate.	12

ARTICLE V

WARRANT AGENT

Section 5.01.	Appointment of Warrant Agent.	12
Section 5.02.	Rights and Duties of Warrant Agent.	12
Section 5.03.	Individual Rights of Warrant Agent.	13
Section 5.04.	Warrant Agent’s Disclaimer.	14
Section 5.05.	Compensation and Indemnity.	14

i

ii

WARRANT AGREEMENT dated as of April 9, 2012 (this “Agreement”), between Horizon Lines, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as warrant agent (the “Warrant Agent”).

Each of the warrants described herein (each, a “Warrant” and collectively, the “Warrants”) entitles the registered Warrantholder (as defined below) thereof to purchase one share of Common Stock, subject to the provisions of this Agreement and the relevant Warrant Certificate. Each Warrant Certificate (including any Global Warrant) shall evidence such number of Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate.

The Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, redemption, exercise and cancellation of the Warrants as provided herein and the Warrant Agent is willing to so act.

The Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered with the Securities and Exchange Commission pursuant to the Registration Statement and will not be freely transferable.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Warrantholders:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Conversion Right” has the meaning set forth in Section 2 of the form of Warrant Certificate attached as Exhibit A hereto.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Excess Shares” has the meaning set forth in the Company’s Charter.

“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Expiration Date” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Global Warrant” has the meaning set forth in Section 2.01(a) hereof.

“Jones Act” has the meaning set forth in Section 3.03 hereof.

“Maritime Laws” has the meaning set forth in the Company’s Charter.

“Non-U.S. Citizen” has the meaning set forth in the Company’s Charter.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Warrant Agent from legal counsel. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity.

“Registry” has the meaning set forth in Section 2.03 hereof.

“Required Warrantholders” means holders of a majority of the aggregate number of the Warrrants at the time outstanding.

“Shares” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Transfer Agent” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“U.S. Citizen” has the meaning set forth in the Company’s Charter.

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“Warrant Certificate” means any fully registered certificate (including a Global Warrant) issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing Warrants, in the form attached as Exhibit A hereto.

“Warrantholder” means a registered owner of Warrants as set forth in the Registry.

“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

Section 1.02. Rules of Construction.

Unless the text otherwise requires:

(i) “or” is not exclusive;

(ii) “including” means including, without limitation; and

(iii) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

WARRANTS

Section 2.01. Form.

(a) Global Warrants. Subject to Section 2.04 or 2.05, Warrants may be issued in the form of one or more permanent global Warrants in fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”), which shall be deposited on behalf of the Company with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b) Book-Entry Provisions. The following provisions of this Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary:

(i) The Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign, by either manual or facsimile signature, one or more Global Warrants that shall be registered in the name of the Depositary or the nominee of the Depositary. The Warrant Agent shall deliver the Global Warrants to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii) Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant

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Agent as the custodian of the Depositary or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary except to the extent set forth herein or in a Warrant Certificate.

(c) Definitive Securities. Warrants may be issued in the form of one or more Definitive Warrants, with any legends necessary or desirable for the purposes of United States securities laws.

(d) Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by their execution thereof. Any Warrant Certificate shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) as may be required to comply with this Agreement, any law or any rule of any securities exchange on which the Warrants may be listed, and (iii) as may be necessary to conform to customary usage.

Section 2.02. Execution and Countersignature.

At least one Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature.

If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

The Warrant Agent shall initially countersign, by either manual or facsimile signature, and deliver Warrant Certificates entitling the Warrantholders thereof to purchase in the aggregate such number of shares of Common Stock as shall be set forth on such Warrant Certificates (subject to adjustment as provided in such Warrant Certificates) upon a written order of the Company signed by one Officer of the Company. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

At any time and from time to time after the execution of this Agreement, the Warrant Agent shall upon receipt of a written order of the Company signed by an Officer of the

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Company countersign, by either manual or facsimile signature, for issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company containing such representations and opinions as it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate either manually or by facsimile signature. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

Section 2.03. Registry.

The Warrants shall be issued in registered form only. The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and of their transfer and exchange. The Registry shall show the names and addresses of the respective Warrantholders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Warrantholder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name the Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in the Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members and will not be known to the Warrant Agent, the Company or to the Depositary.

Except as otherwise provided herein or in the Warrant Certificate, the Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04. Transfer and Exchange.

(a) Transfer and Exchange of Global Warrants.

(i) Registration of the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant (or the relevant Agent Member on behalf of such transferor) shall deliver to the Warrant Agent (x) a written order given in accordance with the Depositary’s procedures containing information regarding the account of the Agent Member to be credited with a beneficial interest in the Global Warrant and (y) a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing. Additionally, prior to the Warrantholder registering the transfer or making the exchange as requested, the requirements for such transfer or

5

exchange to be issued in a name other than the registered Warrantholder shall be met. Such requirements include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent. Upon satisfaction of the conditions in this Clause (i), the Warrant Agent shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Agent Member specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Agent Member making the transfer of the beneficial interest in the Warrant being transferred.

(ii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may only be transferred as a whole, and not in part, and only by (i) the Depositary, to a nominee of the Depositary, (ii) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (iii) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and the requirements of any Warrant Certificate and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is transferred or exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent to reflect such reduction.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, Global Warrants and Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made to a Warrantholder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii) All Warrants issued upon any registration of transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such registration for transfer or exchange.

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(d) No Obligation of the Warrant Agent.

(i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the registered Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfer between or among the Agent Members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05. Definitive Warrants.

(a) Except as provided for in Section 2.01(c), beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian for the Depositary pursuant to Section 2.01 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement, or (iii) the Company shall be adjudged a bankrupt or insolvent or makes an assignment for the benefit of its creditors or institutes proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a

7

receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation.

(b) Any Global Warrant that is transferable to the beneficial owners thereof in the form of Definitive Warrants pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Registry, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent.

(c) All Definitive Warrants issued upon registration of transfer pursuant to this Section 2.05 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement and the Global Warrant surrendered for registration of such transfer.

(d) Subject to the provisions of Section 2.05(b), the registered Warrantholder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Warrantholder is entitled to take under this Agreement or the Warrants.

(e) In the event of the occurrence of any of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

(f) Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Section 2.06. Replacement Certificates.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Warrantholder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Warrantholder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Warrantholder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

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Section 2.07. Outstanding Warrants.

The Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant ceases to be outstanding if the Company or an Affiliate of the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08. Cancellation.

In the event the Company shall purchase or otherwise acquire Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel and dispose of all Warrant Certificates surrendered for registration of transfer, exchange, replacement, exercise or cancellation in its customary manner and deliver a certificate of such disposal to the Company upon its request therefor unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.

Section 2.09. CUSIP Numbers.

The Company in issuing the Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Warrantholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

EXERCISE TERMS

Section 3.01. Exercise.

The Exercise Price of each Warrant, the Warrant Share Number and the number of Warrants evidenced by any Warrant Certificate and the Expiration Date of each Warrant shall be set forth in the related Warrant Certificate. The Warrant Share Number is subject to adjustment pursuant to the terms set forth in the Warrant Certificate.

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Section 3.02. Manner of Exercise and Issuance of Shares.

Warrants may be exercised in the manner set forth in Section 3 of the Warrant Certificate, and upon any such exercise, Shares shall be issued in the manner set forth in Section 4 of the Warrant Certificate. In connection with any exercise of any Warrant, each Warrantholder may exercise its Conversion Right with respect to such Warrant in the manner set forth in Section 2 of the Warrant Certificate.

Section 3.03. Jones Act Restrictions.

Notwithstanding the other provisions of this Warrant Agreement, in order to facilitate the Company’s compliance with the provisions of 46 U.S.C. § 55102 and the regulations promulgated thereunder, commonly referred to as the “Jones Act,” and related Maritime Laws concerning the ownership of the Common Stock by Non-U.S. Citizens, with regard to its operation of vessels in the coastwise trade of the United States and with certain contractual obligations of the Company with the United States Government:

(a) In connection with any exercise or conversion of the Warrant, a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. Under its Charter, the Company may require a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) to provide it with such documents and other information as it may request as reasonable proof of that the Warrantholder (or, if not the Warrantholder, such other Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) satisfies the requirements to be a U.S. Citizen.

(b) No Warrantholder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen for purposes of Jones Act compliance may exercise or convert any Warrants to the extent the receipt of the Common Stock deliverable upon exercise or conversion of the Warrants would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time (excluding, for purposes of this Section 3.03(b), shares of Common Stock issuable upon exercise or conversion of all outstanding Warrants and Notes).

(c) No Warrantholder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen for purposes of Jones Act compliance may exercise or convert any Warrants to the extent the shares of Common Stock deliverable upon exercise or conversion of the Warrants would constitute Excess Shares if they were issued, which shall be determined by the Company in its sole discretion at the time of any proposed exercise or conversion of a Warrant.

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(d) Any sale, transfer or other disposition of a Warrant by any Warrantholder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Warrantholder’s interests to such Person in the Warrant and the Common Stock issuable upon exercise or conversion thereof with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants.

Section 3.04. Covenant to Make Stock Certificates Available.

(a) The Warrant Agent is hereby authorized to requisition from time to time from any stock transfer agents of the Company stock certificates required to honor outstanding Warrants upon exercise or conversion thereof in accordance with the terms of this Agreement, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash or scrip that may be payable upon exercise or conversion of Warrants as provided herein and in each Warrant Certificate.

(b) The Warrant Agent is hereby authorized and directed to create a special account for the reserve of shares of Common Stock to be issued upon exercise or conversion of the Warrants.

(c) In connection with the shares of Common Stock to be issued upon exercise, the Company shall provide an Opinion of Counsel, stating that all such shares, when issued, will be:

(i) registered, or subject to a valid exemption from registration, under the Securities Act of 1933, as amended, and all material and necessary State securities law filings will have been made with respect to such shares; and

(ii) validly issued, fully paid and non-assessable.

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01. Antidilution Adjustments; Notice of Adjustment.

The Warrant Share Number shall be subject to adjustment from time to time as provided in Section 12 of the Warrant Certificate. Whenever the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 12 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Warrantholder pursuant to Section 6.03, as provided in Section 12(I) of the Warrant Certificate.

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Section 4.02. Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement.

The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

WARRANT AGENT

Section 5.01. Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except in the case of a final judicial determination of its own gross negligence or willful misconduct.

Section 5.02. Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel of its own selection (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be fully protected, may conclusively rely upon and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent.

The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability for which it does not receive indemnity satisfactory

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to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Warrantholders or on behalf of the Warrantholders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

The Warrant Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Warrant Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this agreement. In no event shall the Warrant Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) Not Responsible for Adjustments or Validity of Stock.

The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Warrant Share Number, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 12 of the Warrant Certificate, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 12 of the Warrant Certificate, or to comply with any of the covenants of the Company contained in the Warrant Certificate.

(f) Notices to the Company. If the Warrant Agent shall receive any written notice or demand (other than Notice of Exercise of Warrants) addressed to the Company by the Warrantholder of a Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 5.03. Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its

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affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04. Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement (except the due and valid authorized execution and delivery of this Agreement by the Warrant Agent) or the Warrant Certificates (except the due countersignature of the Warrant Certificate(s) by the Warrant Agent) and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

Section 5.05. Compensation and Indemnity.

(a) The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel as agreed. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through its own willful misconduct or gross negligence. The Company’s payment obligations pursuant to this Section shall survive the termination of this Agreement.

To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Warrantholders on all money or property held or collected by the Warrant Agent.

Section 5.06. Successor Warrant Agent.

(a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Warrantholders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company or the Required Warrantholders and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section shall take effect upon the appointment by the Company or the Required

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Warrantholders as hereinafter provided of a successor Warrant Agent (which shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and (v) having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.05 shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

The Warrant Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Warrant Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this agreement. In no event shall the Warrant Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Required Warrantholders or the Warrant Agent or the Required Warrantholders may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

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(d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

Section 5.07. Representations of the Company.

The Company represents and warrants to the Warrant Agent that:

(a) the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;

(b) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally; and

(c) the execution and delivery of this Agreement does not, and the issuance of the Warrants in accordance with the terms of this Agreement and the Warrant Certificate will not, (i) violate the Company’s Charter or by-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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ARTICLE VI

MISCELLANEOUS

Section 6.01. Persons Benefitting.

Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02. Amendment.

This Agreement and the Warrants may be amended by the parties hereto without the consent of any Warrantholder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein or adding or changing any other provisions with respect to matters or questions arising under this Agreement or the Warrants as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not adversely affect the rights of any of the Warrantholders in any material respect. This Agreement and the Warrants may be amended or supplemented at any time with the written consent of the Required Warrantholders; provided that the consent of each Warrantholder affected thereby shall be required for any amendment pursuant to which (i) the Warrant Share Number would be decreased (in each case, other than pursuant to adjustments provided for in Section 12 of the Warrant Certificate), (ii) the time period during which the Warrants are exercisable would be shortened or (iii) any change adverse to the Warrantholder would be made to the anti-dilution provisions set forth in Article IV of this Agreement or Section 12 of the Warrant Certificate. In determining whether the Required Warrantholders have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants that the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Warrants. Upon receipt by the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment; provided, that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or changes or increases the duties or obligations of the Warrant Agent.

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Section 6.03. Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, NC 28211

Telephone: (704) 973-7000

Facsimile: (704) 973-7010

Attention: General Counsel

if to the Warrant Agent:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL

Facsimile: (904) 645-1921

Attention: Corporate Trust Administration

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Unless the Warrant is a Global Warrant, any notice or communication mailed to a Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such Warrantholder shall be deemed to be effective at the time of dispatch to the Depositary.

Failure to provide a notice or communication to a Warrantholder or any defect in it shall not affect its sufficiency with respect to other Warrantholders.

If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04. Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 6.05. Successors.

All agreements of the Company in this Agreement and the Warrants shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

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Section 6.06. Multiple Originals.

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy shall be sufficient to prove this Agreement.

Section 6.07. Inspection of Agreement.

A copy of this Agreement shall be made available at all reasonable times for inspection by any registered Warrantholder or owner of a beneficial interest in a Global Warrant at the principal office of the Warrant Agent (or successor warrant agent).

Section 6.08. Table of Contents.

The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.09. Severability.

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

Section 6.10. Waiver of Jury Trial.

Each of the Company and the Warrant Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Warrants, the Notes or the transactions contemplated hereby.

Section 6.11. Force Majeure.

In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

HORIZON LINES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Warrant Agent,

By:
Name:
Title:

EXHIBIT A

FORM OF WARRANT

[Global Securities Legend, if needed]

Unless this Global Warrant is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any Warrant Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and transfers of portions of this Global Warrant shall be limited to transfers made in accordance with the restrictions set forth in the Warrant Agreement referred to on the reverse hereof.

[GLOBAL/DEFINITIVE] WARRANT

representing

WARRANTS

to purchase

Shares of

Common Stock

of

HORIZON LINES, INC.

No. [ ]	CUSIP No:

Amount: [ ]

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April 9, 2012 (the “Warrant Agreement”), among Horizon Lines, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Warrantholders consent by acceptance hereof.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined in this Warrant Certificate shall have the meanings given to such terms in the Warrant Agreement.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any security or obligation which by its terms is, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of Common Stock, including, without limitation, any preferred stock and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Current Market Price” means, as of any date, (a) the average of the daily Market Price of the Common Stock during the immediately preceding 30 trading days ending on such date or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the Market Price on that date.

“Excess Shares” has the meaning set forth in the Company’s Charter.

“Excluded Transaction” means any issuance of any shares of Common Stock or Common Stock Equivalents (a) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan, (b) pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries, (c) pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (b) above and outstanding as of the date of the Warrant Agreement, or (d) in order to redeem Common Stock (or issued pursuant to Common Stock Equivalents that are issued to redeem such Common Stock) that constitute Excess Shares under the Company’s Charter as amended from time to time.

“Exercise Price” means $0.01.

“Expiration Date” means the twenty-fifth anniversary of the date of the Warrant Agreement.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose.

“Maritime Laws” has the meaning set forth in the Company’s Charter.

“Market Price” means, with respect to a particular security, the per-share volume weighted average price of such security for a period of 30 consecutive trading days, as calculated on Bloomberg (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one share of such security over such 30 trading day period determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company), or if such security is not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose; provided that if any such security is listed or traded on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended Business Day in such market prior to the date of determination; and further, provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“New Issuance” has the meaning set forth in Section 12(B).

“Non-U.S. Citizen” has the meaning set forth in the Company’s Charter.

“Relevant Date” has the meaning set forth in Section 12(B).

“Shares” has the meaning set forth in Section 2.

“Significant Transaction” means:

(a) any reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value);

(b) any voluntary sale, conveyance, exchange or transfer by the Company to any other Person of all or a material portion of the assets of the Company or any material subsidiary thereof;

(c) any voluntary sale, conveyance, exchange or transfer by the stockholders of the Company to any Person of the Capital Stock of the Company if, immediately after giving effect to such sale, conveyance, exchange or transfer, the stockholders of the Company immediately prior to such sale, conveyance, exchange or transfer do not hold Capital Stock of the Company representing at least a majority of the voting power of the Company; and

(d) any merger, consolidation or other business combination of the Company with any other Person (including by way of a tender offer) if, immediately after giving effect to such merger, consolidation or other business combination, the stockholders of the Company immediately prior to such merger, consolidation or other business combination do not hold Capital Stock of the surviving Person representing at least a majority of the voting power of the surviving Person.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“Transfer Agent” means American Stock Transfer & Trust Company, as transfer agent of the Company, and any successor transfer agent.

“U.S. Citizen” has the meaning set forth in the Company’s Charter.

“Warrant” means a right to purchase a number of shares of the Company’s Common Stock equal to the Warrant Share Number as provided herein. References herein to “Warrant” shall include the Global Warrant where the context requires.

“Warrant Share Number” means one share of Common Stock, as subsequently adjusted pursuant to the terms of this Warrant and the Warrant Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, SFL Container Holdings Limited, a Bermuda corporation, and any of its registered assigns, is the registered owner of the number of Warrants set forth on Schedule A hereto, each of which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of Common Stock (each a “Share” and collectively the “Shares”) equal to the Warrant Share Number at a purchase price per share equal to the Exercise Price. In lieu of payment of the aggregate Exercise Price, the Warrantholder shall have the right (but not the obligation) to require the Company to convert the Warrants (the “Conversion Right”), upon the terms and subject to the conditions hereafter set forth, into a number of Shares equal to the Warrant Share Number without any required payment. The Warrant Share Number is subject to adjustment as provided herein, and all references to “Warrant Share Number” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2 and Section 17, to the extent permitted by applicable laws and regulations, all or a portion of the Warrants evidenced by this Warrant Certificate are exercisable or convertible by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant Certificate by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time, on the Expiration Date, by (A) delivery to the Warrant Agent of a Notice of Exercise, in the form annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 18), and (B) if applicable, payment of the Exercise Price for the Shares thereby purchased by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to such Warrantholder upon such exercise, Shares issuable upon exercise of the Warrants so exercised equal in value to the aggregate Exercise Price as to such

Shares, based on the Market Price of the Common Stock on the trading day on which such Warrants are exercised and the Notice of Exercise is delivered to the Warrant Agent pursuant to this Section 3. For the avoidance of doubt, if Warrants are exercised such that the Exercise Price would exceed the value of the Shares issuable upon exercise, no amount shall be due and payable by the Warrantholder to the Company. In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (A) and (B) above through the relevant Agent Member in accordance with procedures of the Depositary.

In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofor represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, not to exceed three business days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised.

If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.

Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

4. Issuance of Shares; Authorization; Listing. Shares issued upon exercise or conversion of Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (A) via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three Business Days after the date on which Warrants evidenced by this Warrant Certificate have been duly exercised or converted in accordance with the terms hereof.

The Company hereby represents and warrants that any Shares issued upon the exercise or conversion of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which Warrants evidenced by this Warrant Certificate have been duly exercised or converted, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Common Stock then issuable upon exercise hereof at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise hereof at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Warrants evidenced by this Warrant Certificate. In lieu of any fractional Share that would otherwise be issued to a Warrantholder upon the exercise of any Warrants, the Company shall round up to the nearest whole number the number of Shares to be issued to such Warrantholder, provided, that if one or more Warrants are presented by any holder for exercise at the same time, the number of shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock issuable upon the exercise of all such Warrants.

6. No Rights as Stockholders; Transfer Books. Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Warrants to any voting rights or other rights as a stockholder of the Company prior to the date of exercise or conversion hereof. The Company shall at no time close its transfer books against transfer of Warrants in any manner which interferes with the timely exercise hereof.

7. Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise or conversion of Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise or conversion of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith), all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (i) the Depositary to a nominee of the Depositary, (ii) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificates pursuant to this Section 8 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under this Warrant Certificate with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as may otherwise be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. Subject to the provisions of the Warrant Agreement, the holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant or the Warrant Agreement.

9. Exchange and Registry of Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.

10. Loss, Theft, Destruction or Mutilation of Warrant Certificate. Upon receipt by the Company of proof reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company and the Warrant Agent, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Adjustments and Other Rights. The Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise or conversion hereof, (a) make a dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock into a larger number of shares, (c) combine the outstanding shares of Common Stock into a smaller number of shares or (d) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another provision of this Section 12), then, and in each such case, the Warrant Share Number immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon the exercise or conversion of this Warrant the number of shares of Common Stock or other securities of the Company that the Warrantholder would have owned or would have been entitled to receive upon or by reason of any event described above, had this Warrant been exercised or converted immediately prior to the occurrence of such event. Any adjustment made pursuant to this Section 12(A) shall become effective retroactively (i) in the case of any such dividend or distribution, to the date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the date on which such corporate action becomes effective.

(B) Issuance of Common Stock or Common Stock Equivalents Below Current Market Price.

(a) Adjustment of Warrant Share Number. Subject to Section 12(B)(d), if, at any time or from time to time after the issuance of this Warrant but prior to the exercise or conversion hereof, the Company shall issue or sell any shares of Common Stock or Common Stock Equivalents (each such issuance or sale, a “New Issuance”) at a new issue price that is less than the Current Market Price as of the record date or issuance date, as the case may be, for such New Issuance (the “Relevant Date”), then, and in each such case, the Warrant Share Number shall be increased to a number equal to the product of (x) the Warrant Share Number immediately prior to the Relevant Date multiplied by (y) the quotient of:

(i) the sum of (A) the number of shares of Common Stock (determined on a fully-diluted basis) outstanding on the Relevant Date, plus (B) the number of additional shares of Common Stock (determined on a fully-diluted basis) issued or to be issued in such New Issuance (including the maximum number of shares of Common Stock into which the Common Stock Equivalents issued or to be issued in such New Issuance initially are convertible, exchangeable or exercisable); divided by

(ii) the sum of (A) the number of shares of Common Stock (determined on a fully-diluted basis) outstanding on the Relevant Date, plus (B) the number of shares of Common Stock which the aggregate consideration, before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses, for the number of such additional shares of Common Stock (determined on a fully-diluted basis) issued or to be issued in such New Issuance (including the maximum number of shares of Common Stock into which the Common Stock Equivalents issued or to be issued in such New Issuance initially are convertible, exchangeable or exercisable) would purchase at the Current Market Price on the Relevant Date, plus (C) the number of shares of Common Stock which the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of any Common Stock Equivalents issued or to be issued in such New Issuance would purchase at the Current Market Price on the Relevant Date.

Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (1) in the case of any issuance to the stockholders of the Company, as such, to the date immediately following the close of business on the record date for the determination of the stockholders of the Company entitled to receive such shares of Common Stock or Common Stock Equivalents and (2) in all other cases, on the date of such issuance of such shares of Common Stock or Common Stock Equivalents; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 12(B) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security that is issued upon the conversion, exchange or exercise of such Common Stock Equivalents. Solely for purposes of this Section 12(B)(a): (y) the term “Common Stock” shall include the Common Stock and each other class of Capital Stock of the Company that does not have a preference over any other class of Capital Stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of Capital Stock of the Company into which such stock is reclassified or reconstituted; and (z) if the provisions of any Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents are amended after the date of issuance so as to reduce the applicable conversion price, exchange price or exercise price, such amendment shall be deemed to be a new issuance of such Common Stock Equivalents.

(b) Amount of Consideration. If the Company shall issue or sell any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents for cash, then the consideration received therefor shall be deemed to be the amount of cash received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. If the Company shall issue or sell any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents for any consideration other than cash, then the amount of such non-cash consideration received by the Company shall be deemed to be the Fair Market Value of such non-cash consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as such Fair Market Value shall determined in good faith by a majority of the Board of Directors; provided, however, that in the case of any such issuance or sale to an Affiliate of the Company, such Fair Market Value shall be determined by a nationally recognized investment banking firm chosen by the Board of Directors with the consent of a majority of the Board of Directors.

(c) Readjustment of Warrant Share Number upon Expiration of Common Stock Equivalents. If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 12(B) shall have expired or terminated without the conversion, exchange or exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the conversion, exchange or exercise thereof, then the Warrant Share Number shall be readjusted (but to no greater extent than originally adjusted) in order to (a) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (b) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to any previous conversions, exchanges or exercises of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (c) treat any such Common Stock Equivalents which remain outstanding as being subject to conversion, exchange or exercise on the basis of such conversion, exchange or exercise price as shall be in effect at the time.

(d) Excluded Transactions. Notwithstanding anything to the contrary in this Warrant, the provisions of this Section 12(B) shall not apply to (a) any New Issuance for which an adjustment is made pursuant to another provision of this Section 12, (b) any New Issuance in connection with an Excluded Transaction or (c) a change in the par value of the Common Stock.

(C) Certain Distributions. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise or conversion hereof, the Company shall distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (a) any dividend or other distribution payable in shares of Common Stock for which adjustment is made under Section 12(A) and (b) any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, the Warrant Share Number shall be increased to a number equal to the product of (i) the Warrant Share Number immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants multiplied by (ii) the quotient of:

(a) the Current Market Price immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities or other assets or rights or warrants; divided by

(b) the total (which total shall be greater than zero) of (x) the Current Market Price immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities or other assets or rights or warrants minus (y) the Fair Market Value per share of Common Stock (as determined by a nationally recognized investment banking firm chosen by the Board of Directors with the consent of a majority of the Board of Directors) of such cash, evidences of indebtedness, securities or other assets or rights or warrants.

Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to the date immediately following the close of business on the record date for the determination of stockholders of the Company entitled to receive such distribution.

(D) Other Changes. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise or conversion hereof, (a) the Company shall take any action which (i) affects the Common Stock and (ii) is similar to, or has an effect similar to, any of the actions described in any of Sections 12(A), 12(B), 12(C) or 12(H) (but not including any action described in any such Section) and (b) the Board of Directors in good faith determines that it would be equitable under such circumstances to adjust the Warrant Share Number as a result of such action, then, and in each such case, the Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable under such circumstances, which determination shall be evidenced in a resolution of the Board of Directors, a certified copy of which shall be mailed by the Company to the Warrantholder.

(E) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 12 shall be made to the Warrant Share Number if the Company receives written notice from the Warrantholder that no such adjustment is required. Notwithstanding the foregoing, if an adjustment to the Warrant Share Number in respect of the issuance or sale of a Common Stock Equivalent has been previously made, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment. If an adjustment to the Warrant Share Number in respect of the issuance or sale of a Common Stock Equivalent was not required, the exercise of such Common stock Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant thereto.

(F) Abandonment. If the Company (a) shall take a record of the holders of shares of Common Stock for the purpose of entitling them to receive a dividend or other distribution and (b) shall, before paying or delivering such dividend or distribution to the stockholders of the Company, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Warrant Share Number shall be required by reason of the taking of such record.

(G) Certificate as to Adjustments. Upon any adjustment in the Warrant Share Number, the Company shall, within 20 days following the event requiring such adjustment, deliver to the Warrantholder a certificate, signed by the Chief Financial Officer of the Company, which (a) sets forth in reasonable detail (i) the event requiring such adjustment and (ii) the method by which such adjustment was calculated and (b) specifies the adjusted Warrant Share Number in effect following such adjustment.

(H) Spin-off; Significant Transaction.

(a) Spin-off. If, at any time after the issuance of this Warrant but prior to the exercise or conversion hereof, the Company shall spin-off another Person, then the Company (a) shall issue to the Warrantholder a new warrant to purchase, at the Exercise Price, or convert its new warrant into, the number of shares of common stock or other proprietary interest in the spin-off entity that the Warrantholder would have owned had the Warrantholder exercised or converted this Warrant immediately prior to the consummation of such spin-off and (b) shall make provision therefor in the agreement, if any, relating to such spin-off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in this Warrant. The provisions of this Section 12(H)(a) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.

(b) Significant Transaction. If, at any time after the issuance of this Warrant but prior to the exercise or conversion hereof, any Significant Transaction shall occur, then, at least 10 days prior to the consummation of such Significant Transaction, the Company:

(i) shall execute and deliver to the Warrantholder a certificate stating that from and after the consummation of such Significant Transaction:

(x) the Warrantholder shall, upon the surrender of this Warrant to the Surviving Person in such Significant Transaction, have the right to receive the kind and amount of shares of stock or other securities, property or cash receivable upon the consummation of such Significant Transaction by a holder of the number of shares of Common Stock into which this Warrant could have been exercised or converted immediately prior to the consummation of such Significant Transaction; and

(y) this Warrant shall be deemed to have been cancelled; and

(ii) the Company shall make provision therefor in the agreement, if any, relating to such Significant Transaction.

(I) Notices. If, at any time or from time to time:

(a) the Company shall declare a divided or other distribution on the Common Stock;

(b) the Company shall authorize the granting to the holders of shares of Common Stock any rights or warrants to subscribe for or purchase any shares of Capital Stock or any other rights or warrants; or

(c) there shall occur a spin-off or a Significant Transaction;

then, at least 10 days prior to the applicable date specified below, the Company shall mail to the Warrantholder a notice stating: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined; or (ii) the date on which such spin-off or Significant Transaction is expected to be consummated and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon the consummation of such spin-off or Significant Transaction. Notwithstanding the foregoing, in the case of any Significant Transaction, the Company shall also deliver to the Warrantholder the certificate described in such Section 12(H)(b) to the Warrantholder at least 10 days prior to consummating such Significant Transaction.

13. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Governing Law. This Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

15. Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent (as defined below) or its agent as provided in the Warrant Agreement (as defined below) countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

16. Warrant Agreement; Amendments. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders or beneficial owners of the Warrants upon request to the Warrant Agent at the address of the Warrant Agent (or successor warrant agent) set forth in the Warrant Agreement. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

17. Jones Act Restrictions. Notwithstanding the other provisions of this Warrant Agreement, in order to facilitate the Company’s compliance with the provisions of 46 U.S.C. § 55102 and the regulations promulgated thereunder, commonly referred to as the “Jones Act,” and related Maritime Laws concerning the ownership of the Common Stock by Non-U.S. Citizens, with regard to its operation of vessels in the coastwise trade of the United States and with certain contractual obligations of the Company with the United States Government:

(A) In connection with any exercise or conversion of the Warrant, Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. Under its Charter, the Company may require a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) to provide it with such documents and other information as it may request as reasonable proof of that the Warrantholder (or, if not the Warrantholder, such other Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) satisfies the requirements to be a U.S. Citizen.

(B) No Warrantholder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen for purposes of Jones Act compliance may exercise or convert any Warrants to the extent the receipt of the Common Stock deliverable upon exercise or conversion of the Warrants would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time (excluding, for purposes of this Section 17(B), shares of Common Stock issuable upon exercise or conversion of all outstanding Warrants and Notes).

(C) No Warrantholder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen for purposes of Jones Act compliance may exercise or convert any Warrants to the extent the shares of Common Stock deliverable upon exercise or conversion of the Warrants would constitute Excess Shares if they were issued, which shall be determined by the Company in its sole discretion at the time of any proposed exercise or conversion of a Warrant.

(D) Any sale, transfer or other disposition of a Warrant by any Warrantholder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Warrantholder’s interests to such Person in the Warrant and the Common Stock issuable upon exercise or conversion thereof with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise or conversion of the Warrants.

18. Notices. Unless this Warrant Certificate is a Global Warrant, any notice or communication mailed to the Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

HORIZON LINES, INC.

By:
Name:
Title:

Countersigned:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Warrant Agent

By:
Authorized Signatory

[Schedule A to Global Warrant]

The initial number of Warrants represented by the Global Warrant is                     .

The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise of certain Warrants represented by this Global Warrant:

Date of Exercise of Warrants	Number of Warrants Exercised	Total Number of Warrants Represented Hereby Following Such Exercise	Notation Made by Warrant Agent

Form of Notice of Exercise

(to be executed only upon exercise of Warrants)

Date:

TO:	Horizon Lines, Inc. (the “Company”)

RE:	Election to Purchase Common Stock

The undersigned registered holder of [                    ] Warrants irrevocably elects to exercise the number of Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants

☐ Check if Warrantholder elects to exercise its Conversion Right in lieu of the payment of the aggregate Exercise Price pursuant to the terms and conditions set forth in the Warrants.

☐ Check if Warrantholder believes it satisfies the requirements to be a U.S. Citizen (additional information may be required by Company to confirm that Warrantholder is a U.S. Citizen).

☐ Check if Warrantholder believes it is a Non-U.S. Citizen.

Warrantholder:

By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

Securities to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Form of Assignment

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Warrants set forth below.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [                    ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Warrantholder:

By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

Exhibit 10.1

AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT

This AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT (as it may be amended, supplemented or otherwise modified as provided herein, this “RSA”), initially dated as of March 26, 2012 and amended and restated as of April 9, 2012, is by and between Horizon Lines, Inc. (the “Parent”), and all of its subsidiaries (collectively with the Parent, the “Company”) and the holder set forth on the signature page hereto (the “Participating Holder”) of the (i) 11.00% first lien secured notes due 2016 (the “First Lien Secured Notes”) issued under the Indenture, dated as of October 5, 2011 (as amended, supplemented, or modified from time to time, the “First Lien Notes Indenture”), by and between Horizon Lines, LLC, as issuer, and U.S. Bank National Association, as Trustee, in the initial aggregate principal amount of $225,000,000.00, (ii) 13-15% second lien secured notes due 2016 (the “Second Lien Secured Notes”) issued under the Indenture, dated as of October 5, 2011 (as amended, supplemented, or modified from time to time, the “Second Lien Notes Indenture”), by and between Horizon Lines, LLC, as issuer, and U.S. Bank National Association, as Trustee, in the aggregate principal amount of $100,000,000.00, or (iii) 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Convertible Secured Notes”, together with the First Lien Secured Notes and the Second Lien Secured Notes, the “Notes”) issued under the Indenture, dated as of October 5, 2011 (as amended, supplemented, or modified from time to time, the “Convertible Notes Indenture”), by and between the Parent, as issuer, and U.S. Bank National Association, as Trustee, in the aggregate principal amount of $180,000,000.00 in the case of the Series A Convertible Notes and $100,000,000 in the case of the Series B Convertible Notes. The principal amount of Notes held by the Participating Holders (as defined below) is set forth on a confidential schedule maintained by Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”). The Participating Holder, the Company, and each other person that becomes a party hereto in accordance with the terms hereof shall be referred to herein individually as a “Party” and, collectively, as the “Parties.” References herein to a percentage of Participating Holders refer to the principal amount of the Notes held by such Participating Holders relative to the aggregate principal amount of the applicable class of Notes outstanding.

RECITALS

WHEREAS, prior to the date hereof, representatives of the Company and the Participating Holder have discussed (i) consummating a solicitation of consents under the First Lien Notes Indenture, the Second Lien Notes Indenture and the Convertible Notes Indenture (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in the consent solicitation statement for the First Lien Notes Indenture (in substantially the form delivered to The Depositary Trust Company on or about March 30, 2012, the “First Lien Consent”), for the Second Lien Notes Indenture (in substantially the form delivered to The Depositary Trust Company on or about March 30, 2012, the “Second Lien Consent”) and for the Convertible Notes Indenture (in substantially the form delivered to The Depositary Trust Company on or about March 30, 2012, the “Convertible Notes Consent”; together with the First Lien Consent and the Second Lien Consent, in each case as may be amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statements”) and (ii) certain potential transactions to restructure certain vessel charters (the “Charters”) regarding the D8 Vessels (such restructuring, the “D8 Restructuring”) involving, among other parties, Ship Finance International Limited (together with its subsidiaries, “SFL”);

WHEREAS, subject to the terms and conditions set forth herein, the following sets forth the agreement among the Parties concerning the Consent Solicitation and the D8 Restructuring.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1. Definitions. The following terms shall have the following definitions:

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101–1532.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Charters” those certain agreements for five 2,824 TEU container vessels that are individually chartered to Horizon Lines, LLC by five special-purpose subsidiaries of SFL, which vessels are financed by Credit Agreement dated April 7, 2006, providing for a $210,000,000 senior secured term loan.

“Confidentiality Agreement” means the separate confidentiality agreements between each Participating Holder and the Parent.

“Consent Solicitation Documentation” means the Letter of Consent (as defined in the Consent Solicitation Statements) and any other required documents, including the Letter of Instruction (as defined in the Consent Solicitation Statements), to be delivered by the Participating Holder in connection with the Consent Solicitation to the Information and Tabulation Agent (as defined in the Consent Solicitation Statements) or another appropriate party.

“Conversion” means conversion of substantially all of the Convertible Secured Notes into 90% of the Parent’s common stock or warrants for non-U.S. citizens (subject to dilution for a limited amount of equity retention for existing equity holders on terms to be agreed and a management incentive plan), with the remaining 10% of Parent’s common stock to be available to satisfy obligations of the Company, including in connection with the D8 Restructuring.

“Majority RSA Noteholders” means RSA Noteholders holding more than 50% of the aggregate principal amount of Notes outstanding.

“Noteholders” means each entity that is a beneficial holder of the First Lien Secured Notes, the Second Lien Secured Notes and/or the Convertible Secured Notes, as applicable.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“RSA Noteholders” means Noteholders party to a RSA and a similar RSA.

“Securities Act” means Securities Act of 1933, as amended.

“Similar RSA” means a restructuring support agreement with substantially identical terms to this RSA entered into by the Company and a Noteholder.

2. Consent Solicitation. The Participating Holder represents to the Company that it has taken all necessary action to instruct its custodians to execute the Consent Solicitation Documentation and grant the Consent Solicitation. The Participating Holder agrees that it will not revoke, withdraw or amend any Consent Solicitation Documentation or instructions. The Company shall not consummate the Consent Solicitation until such time as: (i) the Charters shall have been terminated and the D8 Restructuring shall have been consummated, and all of the Company’s obligations under the guarantee and all other transaction documents entered into in connection with the Charters have been released and (ii) Noteholders representing at least 90% of the aggregate principal amount of Second Lien Notes and Noteholders representing at least 90% of the aggregate principal amount of Convertible Secured Notes become parties to Similar RSAs. The Company represents to the Participating Holder that it has Similar RSAs (together with this RSA) from Noteholders representing at least 99% of the aggregate principal amount of Second Lien Notes.

3. Conversion. The Participating Holder represents to the Company that it has taken all necessary action to effect the Conversion, including delivery of irrevocable conversion notices consistent with the terms of the Convertible Notes Indenture and agrees that immediately upon consummation of the D8 Restructuring and the Consent Solicitation, the Company may take all necessary action to consummate the Conversion. The Company represents to the Participating Holder that it has received notices of Conversion for at least 99% of the aggregate principal amount of Convertible Secured Notes.

4. Transfer of Notes. The Participating Holder agrees that as long as a Termination Event has not occurred or has occurred but has been duly waived in accordance with the terms hereof, it shall not (and shall cause each of its affiliates, subsidiaries, representatives, agents, and employees not to) sell, transfer or assign, or grant, issue or sell any option, right to acquire, voting participation or other interest in (each, a “Transfer”) any Notes, as applicable, unless the following two criteria are met: (i) the transferor Participating Holder notifies Paul, Weiss of the Transfer and the principal amount of Notes to be transferred thereby; and (ii) the transferee party first agrees in writing to be subject to the terms and conditions of this RSA or a Similar RSA as a

“Participating Holder,” and executes a counterpart signature page to this RSA or a Similar RSA. Any Transfer that does not comply with the foregoing shall be deemed void ab initio. This RSA shall in no way be construed to preclude the Participating Holder from acquiring additional Notes, provided that any such additional Notes shall automatically be deemed to be subject to the terms of this RSA. In addition, for so long as this RSA has not been terminated in accordance with its terms, a Participating Holder may offer, sell or otherwise transfer any or all of its Notes to any of its affiliates, who shall be automatically deemed bound by this RSA as a Participating Holder; provided, however, Paul, Weiss shall be provided by such Participating Holder prompt notice of any such offer, sale, or transfer. The confidential schedule of the principal amount of Notes held by the Participating Holders and any transfer notices provided to Paul, Weiss in connection with the foregoing will be made available on a name redacted, confidential basis to counsel for the Company and shall not be disclosed by such counsel to the Company or any third party.

5. Termination.

This RSA, together with Similar RSAs, may be terminated upon the occurrence of any of the following events together with written notice thereof by the Parties asserting termination to the other Parties (each a “Termination Event” and the date on which this RSA is terminated in accordance herewith, the “Termination Date”):

5.1 by any RSA Noteholder as to itself:

(a)	if the Company shall have breached any of its material obligations under the RSA or Similar RSA as set forth herein or therein;

(b)	if any Event of Default has occurred and is continuing under any of the First Lien Notes Indenture, the Second Lien Notes Indenture or the Convertible Notes Indenture;

(c)	if any event of default has occurred and is continuing under the Charter (or the term loan financing relating thereto);

(d)	[RESERVED];

(e)	if the Company fails to consummate the Consent Solicitation by April 16, 2012;

(f)	if by April 10, 2012, the Charters have not been restructured pursuant to a termination agreement in the form distributed to the Participating Holder on April 5, 2012;

(g)	[RESERVED];

(h)	[RESERVED]; or

(i)	if any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, or prohibiting the Consent Solicitation or the D8 Restructuring in a material way that cannot be reasonably remedied by the Parties.

5.2 By the Company:

(a)	if any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, or prohibiting the Consent Solicitation and the D8 Restructuring in a material way that cannot be reasonably remedied by the Parties; or

(b)	if the directors of the Parent determine in good faith that continued performance under this RSA would be inconsistent with the exercise of fiduciary duties under applicable law.

5.3 by the mutual consent of the Company and Majority RSA Noteholders.

5.4 automatically, in the event cases under the Bankruptcy Code are commenced by or against the Company in any jurisdiction, and solely in the event of an involuntary filing against the Company, such involuntary case is not dismissed within fifteen (15) days of filing.

5.5 automatically, on April 30, 2012.

6. Good Faith Cooperation; Further Assurances. As long as a Termination Event has not occurred, the Company hereby covenants and agrees to cooperate in good faith with all information requests reasonably made by advisors to the Participating Holder that are necessary or advisable for the Participating Noteholders to evaluate the Transaction, and further covenants and agrees to deliver such information requested on a timely basis.

7. Effectiveness. This RSA will be effective and binding upon the Company and the undersigned Participating Holder as of the date on which: (i) the Company shall have executed and delivered counterpart signature pages of this RSA and the Similar RSAs described in clause (iii) below to counsel to the Participating Holder, (ii) the Participating Holder shall have executed and delivered counterpart signature pages of this RSA to counsel to the Company, and (iii) the Participating Holders representing the percentage of outstanding Notes agreed to by counsel for the Company and counsel for the Participating Holders shall have executed and delivered (through its respective counsel) counterpart signature pages of this RSA and the Similar RSAs to counsel to the Company.

8. Entire Agreement. This RSA constitutes the entire agreement of the Company and the Participating Holder with respect to the subject matter of this RSA, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this RSA, other than the

Confidentiality Agreement which remains unaltered; provided, however, that, notwithstanding anything to the contrary in the Confidentiality Agreement, the Termination Date (as defined in the Confidentiality Agreement) shall be amended to April 16, 2012.

9. Reservation of Rights. Except as expressly provided in this RSA, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Party to protect and preserve its rights, remedies, and interests, including, without limitation, its claims against other Parties or their respective affiliates, and all rights are reserved if the Consent Solicitation and the D8 Restructuring is not consummated. Nothing herein shall be deemed an admission of any kind. Nothing contained herein effects a modification of the Company’s, the Participating Holder’s or the trustee’s rights under the First Lien Secured Notes, the Second Lien Secured Notes or the Convertible Secureds Notes, the First Lien Notes Indenture, the Second Lien Notes Indenture or the Convertible Notes Indenture or other related documents and agreements.

10. Waiver. This RSA is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto. If the transactions contemplated herein are not consummated, or following the occurrence of the Termination Date, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this RSA and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

11. Payment of Fees and Expenses. The Company agrees to pay all reasonable, hourly fees and expenses of Paul, Weiss and any other specialty shipping advisors and other specialists engaged by the Noteholders, as reasonably required and engaged upon advance written notice to the Company, in connection with conducting ongoing due diligence and negotiating, documenting and consummating the Consent Solicitation and the D8 Restructuring.

12. Counterparts. This RSA may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

13. Amendments. Except as otherwise provided herein, this RSA may not be modified, amended or supplemented, or any provisions herein or therein waived without the prior written consent of RSA Noteholders holding at least two-thirds of the aggregate principal amount of Notes outstanding (and may be modified, amended or supplemented with such consent).

14. Headings. The headings of the sections, paragraphs and subsections of this RSA are inserted for convenience only and shall not affect the interpretation hereof.

15. Relationship Among Parties. It is understood and agreed that any Participating Holder may trade in the Notes or other debt or equity securities of the Company without the consent of the Company or any Participating Holder, subject to applicable securities laws and Section 4 hereof. No Party shall have any responsibility for any such trading by any other entity by virtue of this RSA. No prior history, pattern or practice of sharing confidences among or between Parties shall in any way affect or negate this understanding and agreement. For the avoidance of doubt, (i) the execution of this RSA by any Participating Holder shall not create, or be deemed to create, any fiduciary or other duties (actual or implied) to any other Participating Holder other than as expressly set forth in this RSA and (ii) no Exchanging Holder shall be responsible for, or have any obligation with respect to, any duties or obligations of any other Participating Holder under a Similar RSA.

16. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this RSA by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

17. Survival. Notwithstanding (i) any Transfer of the Notes in accordance with Section 4 of this RSA or (ii) the termination of this RSA in accordance with its terms, the agreements and obligations of the Parties in Section 8, 9, 10, 11 15, and 21 and this Section 17 shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

18. Governing Law. This RSA shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction.

19. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by electronic mail transmission with first class mail confirmation to the Parties at the following addresses or email addresses:

If to the Company:

Horizon Lines, LLC

Michael T. Avara

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

with a copy to (which shall not constitute notice):

Edward O. Sassower

Joshua A. Sussberg

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

E-mail: jsussberg@kirkland.com

If to the Participating Holder:

To the addresses and email addresses set forth on the signature pages hereto.

with a copy to (which shall not constitute notice):

Andrew Rosenberg

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

E-mail: arosenberg@paulweiss.com

20. No Third-Party Beneficiaries. The terms and provisions of this RSA are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person. No Participating Holder shall have any right to enforce the terms of any Similar RSA against any other Participating Holder.

21. Public Disclosure. The Company will submit to the Participating Holder all press releases and public filings relating to this RSA or the transactions contemplated hereby and thereby and any amendments thereof. The Company shall not (a) use the name of the Participating Holder or its manager, advisor, or affiliates in any press release without such Party’s prior written consent or (b) disclose holdings of the Participating Holder to any Person; provided, however, that the Company shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of Notes held by the Participating Holders.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute and deliver this RSA as of the date first above written.

HORIZON LINES, INC.

By:
Name:
Title:

HORIZON LINES HOLDING CORP.

By:
Name:
Title:

HORIZON LINES, LLC

By:
Name:
Title:

HORIZON LINES OF PUERTO RICO, INC.

By:
Name:
Title:

HAWAII STEVEDORES, INC.

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

HORIZON LOGISTICS, LLC

By:
Name:
Title:

H-L DISTRIBUTION SERVICE, LLC

By:
Name:
Title:

HORIZON LINES OF ALASKA, LLC

By:
Name:
Title:

HORIZON LINES OF GUAM, LLC

By:
Name:
Title:

HORIZON LINES VESSELS, LLC

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

SEA-LOGIX, LLC

By:
Name:
Title:

AERO LOGISTICS, LLC

By:
Name:
Title:

HORIZON SERVICES GROUP, LLC

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

PARTICIPATING HOLDER:

[INSERT NAME OF PARTICIPATING HOLDER ]

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

Exhibit 10.2

EXECUTION VERSION

GLOBAL TERMINATION AGREEMENT

THIS GLOBAL TERMINATION AGREEMENT, dated as of April 5, 2012 (this “Agreement”), is made by and among Horizon Lines, Inc., a Delaware corporation (the “Guarantor”), Horizon Lines, LLC, a Delaware limited liability company (the “Charterer” and together with the Guarantor, the “HRZ Parties”), Ship Finance International Limited, a Bermuda company (“SFIL”), SFL Holdings, LLC, a Delaware limited liability company (“SFL Holdings”), HL Eagle LLC, a Delaware limited liability company (“HL Eagle”), HL Falcon LLC, a Delaware limited liability company (“HL Falcon”), HL Hawk LLC, a Delaware limited liability company (“HL Hawk”), HL Hunter LLC, a Delaware limited liability company (“HL Hunter”), and HL Tiger LLC, a Delaware limited liability company (“HL Tiger,” and together with HL Eagle, HL Falcon, HL Hawk and HL Hunter, collectively, the “Owners”), SFL Container Holding Limited, a Bermuda company and wholly owned subsidiary of SFIL (“SFL Container,” and together with SFIL, SFL Holdings, and the Owners, the “SFL Parties”), with respect to the termination of the Charters (as defined below) and related agreements and documents listed below in items (i) through (xxxii) (all such agreements and documents, collectively, the “Charter Transaction Documents”):

(i) Agreement to Acquire and Charter, dated April 7, 2006 (as heretofore amended, supplemented or otherwise modified, the “Agreement to Acquire and Charter”), by and among SFIL, SFL Holdings, the Owners, and the Charterer;

(ii) Bareboat Charter, dated April 7, 2006, as supplemented by Charter Supplement No. 1, dated as of April 10, 2007 (as heretofore further amended, supplemented or otherwise modified, the “Eagle Charter”), between HL Eagle and the Charterer with respect to the U.S.-flag vessel named Horizon Eagle, Official No. 1196513 (the “Eagle”);

(iii) Bareboat Charter, dated April 7, 2006, as supplemented by Charter Supplement No. 1, dated as of April 30, 2007 (as heretofore further amended, supplemented or otherwise modified, the “Falcon Charter”), between HL Falcon and the Charterer with respect to the U.S.-flag vessel named Horizon Falcon, Official No. 1196516 (the “Falcon”);

(iv) Bareboat Charter, dated April 7, 2006, as supplemented by Charter Supplement No. 1, dated as of March 5, 2007 (as heretofore further amended, supplemented or otherwise modified, the “Hawk Charter”), between HL Hawk and the Charterer with respect to the U.S.-flag vessel named Horizon Hawk, Official No. 1196267 (the “Hawk”);

(v) Bareboat Charter, dated April 7, 2006, as supplemented by Charter Supplement No. 1, dated as of November 30, 2006 (as heretofore further amended, supplemented or otherwise modified, the “Hunter Charter”), between HL Hunter and the Charterer with respect to the U.S.-flag vessel named Horizon Hunter, Official No. 1196254 (the “Hunter”);

(vi) Bareboat Charter, dated April 7, 2006, as supplemented by Charter Supplement No. 1, dated as of May 22, 2007 (as heretofore further amended, supplemented or otherwise modified, the “Tiger Charter,” and together with the Eagle Charter, the Falcon Charter, the Hawk Charter, and the Hunter Charter, collectively the “Charters” and each a “Charter”), between HL Tiger and the Charterer with respect to the U.S.-flag vessel named Horizon Tiger, Official No. 1196258 (the “Tiger,” and together with the Eagle, Falcon, Hawk and Hunter, collectively, the “Vessels” and each a “Vessel”);

(vii) Guarantee, dated as of April 7, 2006 (as heretofore amended, supplemented or otherwise modified, the “Guarantee”), by the Guarantor in favor of each of the Owners in respect of the Charterers’ obligations under each of the Charters;

(viii) Agreement Regarding Debt Assumption, dated April 7, 2006 (as heretofore amended, supplemented or otherwise modified, the “Debt Assumption Agreement”), by and among SFIL, SFL Holdings, the Owners, the Guarantor, the Charterer, and BNP Paribas (as assignee of and successor-in-interest to Fortis Capital Corp.), as agent (in such capacity, the “Agent”) for the various lenders (each a “Lender” and collectively, the “Lenders”) named in that certain Credit Agreement, dated as of April 7, 2006, among the Owners, as joint and several borrowers, the Lenders, the swap providers named therein (the “Swap Providers”), the Agent, BNP Paribas (as assignee of and successor-in-interest to Fortis Capital Corp.) as Security Trustee (in such capacity, the “Security Trustee”, and together with the Lenders, the Swap Providers and the Agent, the “Creditor Parties”) for the Lenders and the Swap Providers and BNP Paribas as Sole Book Runner, Lead Arranger (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”);

(ix) Reimbursement Agreement, dated April 7, 2006 (as heretofore amended, supplemented or otherwise modified, the “Reimbursement Agreement”), by and among the Charterer, SFIL, SFL Holdings, and the Owners;

(x) Assignment of Charter, dated April 10, 2006, made by HL Eagle in favor of the Security Trustee with respect to the Eagle Charter, and the related Consent and Agreement, dated April 10, 2006, by the Charterer (together, as heretofore amended, supplemented or otherwise modified, the “Eagle Charter Assignment”);

(xi) Assignment of Charter, dated April 10, 2006, made by HL Falcon in favor of the Security Trustee with respect to the Falcon Charter, and the related Consent and Agreement, dated April 10, 2006, by the Charterer (together, as heretofore amended, supplemented or otherwise modified, the “Falcon Charter Assignment”);

(xii) Assignment of Charter, dated April 10, 2006, made by HL Hawk in favor of the Security Trustee with respect to the Hawk Charter, and the related Consent and Agreement, dated April 10, 2006, by the Charterer (together, as heretofore amended, supplemented or otherwise modified, the “Hawk Charter Assignment”);

(xiii) Assignment of Charter, dated April 10, 2006, made by HL Hunter in favor of the Security Trustee with respect to the Hunter Charter, and the related Consent and Agreement, dated April 10, 2006, by the Charterer (together, as heretofore amended, supplemented or otherwise modified, the “Hunter Charter Assignment”);

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(xiv) Assignment of Charter, dated April 10, 2006, made by HL Tiger in favor of the Security Trustee with respect to the Tiger Charter, and the related Consent and Agreement, dated April 10, 2006, by the Charterer (together, as heretofore amended, supplemented or otherwise modified, the “Tiger Charter Assignment,” and together with the Eagle Charter Assignment, the Falcon Charter Assignment, the Hawk Charter Assignment and the Hunter Charter Assignment, collectively, the “Charter Assignments”);

(xv) Assignment of Charter Guarantee, dated April 10, 2006, made by HL Eagle in favor of the Security Trustee with respect to the Guarantee, and the related Consent and Agreement, dated April 10, 2006, by the Guarantor (together, as heretofore amended, supplemented or otherwise modified, the “Eagle Guarantee Assignment”);

(xvi) Assignment of Charter Guarantee, dated April 10, 2006, made by HL Falcon in favor of the Security Trustee with respect to the Guarantee, and the related Consent and Agreement, dated April 10, 2006, by the Guarantor (together, as heretofore amended, supplemented or otherwise modified, the “Falcon Guarantee Assignment”);

(xvii) Assignment of Charter Guarantee, dated April 10, 2006, made by HL Hawk in favor of the Security Trustee with respect to the Guarantee, and the related Consent and Agreement, dated April 10, 2006, by the Guarantor (together, as heretofore amended, supplemented or otherwise modified, the “Hawk Guarantee Assignment”);

(xviii) Assignment of Charter Guarantee, dated April 10, 2006, made by HL Hunter in favor of the Security Trustee with respect to the Guarantee, and the related Consent and Agreement, dated April 10, 2006, by the Guarantor (together, as heretofore amended, supplemented or otherwise modified, the “Hunter Guarantee Assignment”);

(xix) Assignment of Charter Guarantee, dated April 10, 2006, made by HL Tiger in favor of the Security Trustee with respect to the Guarantee, and the related Consent and Agreement, dated April 10, 2006, by the Guarantor (together, as heretofore amended, supplemented or otherwise modified, the “Tiger Guarantee Assignment,” and together with the Eagle Guarantee Assignment, the Falcon Guarantee Assignment, the Hawk Guarantee Assignment and the Hunter Guarantee Assignment, collectively, the “Guarantee Assignments”);

(xx) Interest and L/C Liability Agreement, dated April 10, 2006 (as heretofore amended, supplemented or otherwise modified, the “Interest and L/C Liability Agreement”), among the Charterer, SFIL and the Security Trustee;

(xxi) Assignment of Reimbursement Agreement, dated April 10, 2006, made by SFIL, SFL Holdings and the Owners in favor of the Security Trustee, and the related Consent and Agreement, dated April 10, 2006, by the Charterer (together, as heretofore amended, supplemented or otherwise modified, the “Reimbursement Agreement Assignment”);

(xxii) Subordination and Non-Disturbance Agreement, dated April 10, 2006 (as heretofore amended, supplemented or otherwise modified, the “Eagle SNDA”), between the Security Trustee and the Charterer with respect to the Eagle;

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(xxiii) Subordination and Non-Disturbance Agreement, dated April 10, 2006 (as heretofore amended, supplemented or otherwise modified, the “Falcon SNDA”), between the Security Trustee and the Charterer with respect to the Falcon;

(xxiv) Subordination and Non-Disturbance Agreement, dated April 10, 2006 (as heretofore amended, supplemented or otherwise modified, the “Hawk SNDA”), between the Security Trustee and the Charterer with respect to the Hawk;

(xxv) Subordination and Non-Disturbance Agreement, dated April 10, 2006 (as heretofore amended, supplemented or otherwise modified, the “Hunter SNDA”), between the Security Trustee and the Charterer with respect to the Hunter;

(xxvi) Subordination and Non-Disturbance Agreement, dated April 10, 2006 (as heretofore amended, supplemented or otherwise modified, the “Tiger SNDA,” and together with the Eagle SNDA, the Falcon SNDA, the Hawk SNDA and the Hunter SNDA, collectively, the “SNDAs”), between the Security Trustee and the Charterer with respect to the Tiger;

(xxvii) Assignment of Insurances, dated April 9, 2007 (as heretofore amended, supplemented or otherwise modified, the “Eagle Insurance Assignment”), among HL Eagle, the Charterer and the Security Trustee with respect to the insurances placed by the Charterer on the Eagle;

(xxviii) Assignment of Insurances, dated April 30, 2007 (as heretofore amended, supplemented or otherwise modified, the “Falcon Insurance Assignment”), among HL Falcon, the Charterer and the Security Trustee with respect to the insurances placed by the Charterer on the Falcon;

(xxix) Assignment of Insurances, dated March 4, 2007 (as heretofore amended, supplemented or otherwise modified, the “Hawk Insurance Assignment”), among HL Hawk, the Charterer and the Security Trustee with respect to the insurances placed by the Charterer on the Hawk;

(xxx) Assignment of Insurances, dated March 22, 2007 (as heretofore amended, supplemented or otherwise modified, the “Hunter Insurance Assignment”), among HL Hunter, the Charterer and the Security Trustee with respect to the insurances placed by the Charterer on the Hunter;

(xxxi) Assignment of Insurances, dated May 22, 2007 (as heretofore amended, supplemented or otherwise modified, the “Tiger Insurance Assignment,” and together with the Eagle Insurance Assignment, the Falcon Insurance Assignment, the Hawk Insurance Assignment and the Hunter Insurance Assignment, collectively, the “Insurance Assignments”), among HL Tiger, the Charterer and the Security Trustee with respect to the insurances placed by the Charterer on the Tiger; and

(xxxii) MOA Transfer Agreement, dated as of April 7, 2006, by and between SFL Holdings and the Charterer.

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RECITALS:

A. The Charter Transaction Documents relate to the acquisition, charter and financing of the Vessels;

B. The HRZ Parties and the SFL Parties have determined that it is in their mutual best interest to settle and resolve any existing and future obligations and/or disputes involved in, relating to, growing out of, or under the Charter Transaction Documents on the terms set forth herein, without further expense, inconvenience, or the burden of protracted litigation, and without any party to this Agreement in any way acknowledging any fault or liability;

C. As part of the resolution and settlement of any such existing and future obligations and/or disputes, the HRZ Parties and the SFL Parties desire to terminate the Charter Transaction Documents and for the SFL Parties to release any security interests and liens granted by either of the HRZ Parties in favor of any of the SFL Parties;

D. As consideration for the termination of the Charter Transaction Documents, the HRZ Parties have agreed to issue to SFL Container (i) $40.0 million in aggregate principal amount of Second Lien Senior Secured Notes due 2016 pursuant to an Indenture, dated October 5, 2011, by and among the Charterer, the guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (as heretofore or as of the Effective Time amended, supplemented or otherwise modified, the “Second Lien Indenture”), in the form attached hereto as Exhibit 3 (the “SFL Notes”), and (ii) warrants (the “Warrants”) issued pursuant to the Warrant Agreement, dated as of the Effective Time (the “Warrant Agreement”), between The Bank of New York Mellon Trust Company, N.A., as Warrant Agent, and the Guarantor, to purchase the number of shares of the common stock, $0.01 par value per share, of the Guarantor (the “Guarantor Common Stock”), representing 10% of the fully diluted shares of Guarantor Common Stock after giving effect to the transactions contemplated herein and the Restructuring (as defined below) but subject to dilution for a management incentive plan in an amount to be determined;

E. Concurrently with the consummation of the transactions contemplated herein, the HRZ Parties are effecting a restructuring of certain indebtedness, including (i) amendments to the Second Lien Indenture (the “Second Lien Amendments”) as set forth in that certain Consent Solicitation Statement dated March 29, 2012, (ii) amendments to the Indenture, dated October 5, 2011, by and among the Charterer, as Issuer, the guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent governing the Charterer’s 11.00% First Lien Senior Secured Notes due 2016 as set forth in that certain Consent Solicitation Statement dated March 29, 2012 (the “First Lien Amendments”), and (iii) the submission of irrevocable conversion notices and conversion into Guarantor Common Stock or warrants of at least 99% of the $178,781,456 aggregate principal amount outstanding of 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and at least 98.5% of the $49,661,522 aggregate principal amount outstanding of 6.00% Series B Mandatorily Convertible Senior Secured Notes due 2017 (the “Series B Notes” and together with the Series A Notes, the “Convertible Notes”) issued under the Indenture, dated as of October 5, 2011, by and between the Guarantor, as Issuer, and U.S. Bank National Association, as Trustee (the “Convertible Notes Indenture”) and amendments to such Convertible Notes Indenture (the “Convertible Amendments”) as set forth in that certain Consent Solicitation Statement dated March 29, 2012 (collectively, the “Restructuring”); and

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F. The Agent, on behalf of itself and the other Creditor Parties, has entered into a Consent and Agreement dated as of the date hereof, attached as Schedule 1 hereto (the “Agent Consent”), pursuant to which it has, effective as of the Effective Time, consented and agreed to (among other things) the termination of the Charter Transaction Documents.

NOW, THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereto agree as follows:

1. Termination of Agreements. Except as specifically provided in Section 6 hereof, effective as of the Effective Time (as defined below), and without any further action by any of the HRZ Parties or the SFL Parties, (a) each of the Charter Transaction Documents and all security interests, liens and other similar interests of any kind or nature, whenever and however arising, which the SFL Parties may have in any of the assets, interests or property, tangible or intangible, of the HRZ Parties, granted under any of the Charter Transaction Documents by either of the HRZ Parties in favor of any of SFL Parties, shall hereby be automatically terminated, satisfied and released and be of no further force and effect, (b) no party thereto shall have any rights or remedies under any of the Charter Transaction Documents, (c) all of the HRZ Parties’ respective outstanding liabilities and obligations to the SFL Parties under the Charter Transaction Documents shall be deemed satisfied in full, and each of the HRZ Parties shall be fully released and discharged from any and all obligations, liabilities, covenants and agreements thereunder, (d) all of the SFL Parties’ respective outstanding liabilities and obligations to the HRZ Parties under the Charter Transaction Documents shall be deemed satisfied in full, and each of the SFL Parties shall be released and discharged from any and all obligations, liabilities, covenants and agreements thereunder, and (e) the Charter Transaction Documents and any and all rights thereunder (including, without limitation, any provisions in a Charter Transaction Document that state they are to survive the termination thereof) shall hereby be absolutely, unconditionally and irrevocably waived, released and forever discharged.

2. Payment by the HRZ Parties. (a) In connection with, and as a condition to, the termination of the Charter Transaction Documents, the HRZ Parties shall issue and deliver to SFL Container, concurrently with the termination of the Charter Transaction Documents, the following:

(i) Warrants to purchase that number of shares of Guarantor Common Stock representing 10% of the fully diluted shares of Guarantor Common Stock after giving effect to the transactions contemplated herein and the Restructuring (as defined below) but subject to dilution for a management incentive plan in an amount to be determined; and

(ii) The SFL Notes.

(b) Other than compliance with Article V of the Guarantor’s Amended and Restated Certificate of Incorporation and compliance with any applicable requirements of law, including, without limitation, 46 U.S.C. § 50501(a), (b) and (d) and the regulations promulgated thereunder, nothing in this Agreement shall be construed as prohibiting SFL Container from selling or pledging the SFL Notes and the shares of Guarantor Common Stock or the Warrants.

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3. Further Assurances; Collateral Review; Registration Rights Agreement.

(a) Each of the SFL Parties agrees to execute and deliver to the HRZ Parties such further instruments and take such actions as are necessary or as the HRZ Parties shall reasonably request to terminate such SFL Party’s security interests and liens, if any, in the assets or property of either of the HRZ Parties and to effectuate, or reflect on the public record, the termination, release and discharge of such security interests and liens, including, without limitation, filing UCC-3 financing statements in the forms attached hereto as Exhibit 1 and releasing its interests in the insurances taken out by the Charterer in respect of the Vessels.

(b) The HRZ Parties shall cooperate with the SFL Parties and their counsel in connection with a review of the collateral securing the notes issued under the Second Lien Indenture, including the SFL Notes (the “Second Lien Notes”), and shall provide any information and copies of documents relating thereto reasonably requested by the SFL Parties and their counsel in connection therewith. If the SFL Parties determine that there are any deficiencies in the validity or perfection of the liens on the collateral securing the Second Lien Notes compared to the requirements imposed under the documentation for the Second Lien Notes, the HRZ Parties shall use commercially reasonable efforts to take such actions and execute and, if applicable, record such financing statements, instruments and other documents as the SFL Parties shall reasonably request in order to correct any such deficiency. The Charterer shall pay all reasonable, documented out-of-pocket expenses incurred by the SFL Parties, including reasonable attorneys fees, in connection with such collateral review and any actions required to correct any deficiencies with respect to the liens securing the Second Lien Notes promptly upon demand.

(c) The HRZ Parties agree to take commercially reasonable efforts to cause the amendment of that certain Registration Rights Agreement, dated as of October 5, 2011, by and among the Charterer, the guarantors listed on the signature pages thereto and the purchasers party thereto (the “RRA”) so that, upon execution of the amendment, the “Initial Notes” thereunder will by definition include the SFL Notes. If the requisite consents required for such amendment under Section 11(c) of the RRA cannot be obtained within 30 days following April 5, 2012, the HRZ Parties agree to enter into a new registration rights agreement with the holders of the SFL Notes in a form substantially the same as the RRA and which gives the holders of the SFL Notes substantially similar rights as the holders of the “Initial Notes” under the RRA.

(d) Promptly following the Effective Time, the HRZ Parties will commence a solicitation of consents under the Second Lien Indenture to amend the Second Lien Indenture and the SFL Notes to reflect the substantive terms described in Exhibit 7 hereto (the “Additional Consent Solicitation”). Each of the SFL Parties, in its capacity as a holder of the SFL Notes, agrees to timely grant its consent to the Additional Consent Solicitation, execute and deliver fully executed letters of consent and any other required documents in connection with the Additional Consent Solicitation and provide appropriate direction to the relevant custodians, account holders and participants with respect to the SFL Notes to effectuate consent under the Additional Consent Solicitation. Each SFL Party further agrees that the HRZ Parties may consummate the Additional Consent Solicitation as soon as the conditions precedent described therein are satisfied, and such SFL Party will not revoke, withdraw or amend its consent to the Additional Consent Solicitation.

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(e) Promptly following the Effective Time, the Guarantor shall use commercially reasonable efforts to identify the beneficial owners of at least 90% of the Guarantor Common Stock on a fully diluted basis as of a date within ten (10) days following the Effective Time and shall promptly provide to the SFL Parties the names and number of shares beneficially owned by each such beneficial owner that has been so identified.

4. Redelivery of the Vessels.

(a) Effective as of the Effective Time, each of the Vessels will be deemed to have been redelivered safely afloat by the Charterer to its Owner at Asia-Pacific Chartering Phil., Inc.’s Malalag Bay facility in Davao Gulf, Southern Philippines. Each of the Vessels shall be redelivered: (i) free and clear of any encumbrance, security interest, pledge, mortgage, lien (statutory or otherwise), charge, adverse claim of ownership or use, charter or subcharter, license, option, or other similar restriction or limitation of any kind (collectively, “Maritime Encumbrances”), except for any Maritime Encumbrances created by or through the Owners (including in favor of the Creditor Parties) and except for any Maritime Encumbrance that may arise with respect to the Lay Up Agreements described in Section 4(b); and (ii) with her class maintained without condition/recommendation, free of average damage affecting such Vessel’s class, and with her classification certificates and national certificates valid and unextended without condition/recommendation by the relevant classification society or the U.S. Coast Guard. Except as otherwise provided in this Section 4(a), effective as of the Effective Time, the Vessels shall be redelivered on an “as is, where is” basis, WITH NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND THE CHARTERER EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, SEAWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY OR OPERATION OF ANY OF THE VESSELS OR AS TO THE QUALITY OR THE QUANTITY OF THE MATERIAL, EQUIPMENT, SPARE PARTS OR SUPPLIES OR WORKMANSHIP IN ANY OF THE VESSELS, OR AS TO THE FITNESS OF ANY OF THE VESSELS FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE VESSELS OR ANY PART THEREOF. Effective as of the Effective Time, and with the exception of services provided by the Charterer pursuant to Section 5(e) hereof, each Owner shall take over all operational, lay up, maintenance, insurance and all other responsibilities for its Vessel.

(b) The Charterer and each Owner shall effective as of Effective Time execute and deliver an Assignment and Assumption Agreement in the form attached hereto as Exhibit 2, pursuant to which the Charterer shall assign all of its right, title and interest in and to the Lay Up Agreements, dated November 16, 2011, with respect to the Hunter, and dated November 21, 2011, with respect to the Eagle, the Falcon, the Hawk and the Tiger, with Asia-Pacific Chartering Phil., Inc. to such Vessel’s Owner, which shall assume such Lay Up Agreement.

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(c) In consideration of the relevant Owner’s agreements hereunder, upon such redelivery of each Vessel, all fuel, diesel oil, lubricating oil and consumable stores and all other items that are the property of the Charterer remaining on board such Vessel shall become the property of such Owner without any further action by the parties and subject to the disclaimers in Section 4(a) hereof, and such items shall remain on board the applicable Vessel upon redelivery of such Vessel pursuant to this Section 4. Copies of any logs, any drawings, plans, certificates or other technical documentation relating to such Vessel that have been delivered pursuant to the shipbuilding contract under which such Vessel was constructed, together with all supplements and revisions thereto, which may be in the Charterer’s possession, or which may be held on behalf of the Charterer by any third party, shall, without charge to such Owner, be promptly forwarded to the Owner and, in any event, become the property of the Owner to the extent not already owned by the Owner; provided, however, that the Charterer shall, at its sole cost, be entitled to make and retain copies of such logs, drawings, plans, certificates and other technical documentation. In addition, the Charterer shall provide to such Owner originals or copies of all reports prepared for or by the relevant classification society and/or the United States Coast Guard relating to such Vessel.

5. Payment of Certain Vessel Expenses.

(a) The Charterer hereby agrees to reimburse each Owner for the reasonable costs incurred by such Owner to break out its Vessel from lay up status and to return such Vessel to good working condition, including any repairs or maintenance (such as hull cleaning) necessary to restore the Vessel’s ability to achieve its original speed and fuel consumption minimums, subject to a maximum aggregate reimbursement for all Vessels pursuant to this Section 5(a) of US$600,000. In the event that any Owner decides to maintain its Vessel in its existing lay up position beyond the date that is 120 calendar days after the date hereof, the Charterer shall no longer be responsible to make any reimbursement payments to such Owner under this Section 5(a).

(b) The Charterer hereby agrees to reimburse each Owner for the reasonable crew costs incurred by such Owner to reposition such Owner’s Vessel from Asia-Pacific Chartering Phil., Inc.’s Malalag Bay facility in Davao Gulf, Southern Philippines, to only either Hong Kong or Singapore; provided, however, that the Charterer’s obligation to reimburse such Owner for the costs of a crew for such repositioning (but not any other costs of such repositioning) shall be limited to US$5,000 per day for five (5) days per Vessel for a total of US$25,000 per Vessel. In the event that any Owner decides to maintain its Vessel in its existing lay up position beyond the date that is 120 calendar days after the date hereof, the Charterer shall no longer be responsible to make any reimbursement payments to such Owner under this Section 5(b).

(c) The Charterer hereby agrees to reimburse each Owner for the reasonable costs incurred by such Owner to remove the Horizon Lines’ stack insignia and name from each of the Vessels; provided, however, that the Charterer’s obligation to reimburse such removal costs shall be limited to US$10,000 per Vessel.

(d) If the Charterer has not completed the reflagging of the Vessels to the Marshall Islands registry prior to the redelivery of the Vessels pursuant to Section 4 hereof, the Charterer hereby agrees to reimburse each Owner for the reasonable costs incurred by such Owner to complete the reflagging of such Owner’s Vessel to the Marshall Islands registry.

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(e) (1) Each Owner hereby engages the Charterer to provide ship management services with respect to such Owner’s Vessel commencing upon the Effective Time and ending at 11:59 p.m. New York time on April 13, 2012, or such earlier time as notified by such Owner. The Charterer’s duties as ship manager shall be limited to monitoring compliance by Asia-Pacific Chartering Phil., Inc. with the Lay Up Agreement relating to each Vessel and to providing reasonable cooperation with the Owners to facilitate the reflagging of the Vessels to the Marshall Islands registry. The Charterer shall have no responsibilities whatsoever with respect to insurance for the Vessels, and the Owners shall obtain full hull and machinery insurances and full protection and indemnity cover for the Vessels and shall name the Charterer as an additional assured under such hull and machinery insurances and such protection and indemnity cover with respect to the Vessels. The Charterer shall have no responsibilities with respect to operating the Vessels, which are to remain in laid up status at Asia-Pacific Chartering Phil., Inc.’s Malalag Bay facility in Davao Gulf, Southern Philippines, during the period that it provides ship management services.

(2) The Charterer shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to any of the Vessels) and howsoever arising in the course of performance of the management services contemplated under Section 5(e)(1), unless the same is proved to have resulted solely from the gross negligence or willful misconduct of the Charterer or its employees or agents, or sub-contractors employed by it in connection with the Vessels.

(3) Except to the extent and solely for the amount therein set out that the Charterer would be liable under Section 5(e)(2), each of the SFL Parties hereby undertake to keep the Charterer and its employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the management services contemplated by Section 5(e)(1) hereof, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) that the Charterer may suffer or incur (either directly or indirectly) in the course of the performance of such management services.

6. Survival of Indemnification under the Charters. Notwithstanding the termination of the Charter Transaction Documents, (a) each Owner agrees to continue to honor any claims for indemnification under Clause 53(b) of each Charter for events that occurred prior to the Effective Time, and (b) the Charterer agrees to continue to honor claims for indemnification under Clauses 53(a)(i) and 53(a)(iii) of each Charter by an “Indemnitee” (as such term is defined in Clause 53 of each Charter) for events that occurred prior to the Effective Time, but solely to the extent of liabilities or obligations concerning or arising out of any third-party claims (other than those of the Creditor Parties or their respective affiliates, successors and assigns), including, without limitation, any claim brought by any governmental authority, but in any event excluding any claims for unpaid charter hire or for obligations owed to any of the Creditor Parties under the Credit Agreement, the Master Agreements (as defined in the Credit Agreement) and all other Loan Documents (as defined in the Credit Agreement).

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7. Release by the HRZ Parties.

(a) Except as set forth below, each of the HRZ Parties, on its own behalf and on behalf of each of the HRZ Release Parties, effective as of the Effective Time, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges and covenants not to sue each of the SFL Release Parties and the Creditor Release Parties from and with respect to any and all manner of action or actions, causes of action, proceedings, suits, orders, debts, obligations, liens, torts, contracts, agreements, promises, liabilities, claims, dues or demands, interests, damages, losses, costs and/or attorneys’ fees and expenses of any nature whatsoever, whether known or unknown, anticipated or unanticipated, fixed or contingent, matured or unmatured, both at law and in equity (collectively, the “HRZ Claims”), which it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time prior to the Effective Time or thereafter, arising out of, relating to or in any way connected with the Charter Transaction Documents (other than this Agreement).

(b) For the avoidance of doubt, the SFL Release Parties shall not be released from any liabilities or obligations to any HRZ Release Party arising under this Agreement (including, without limitation, Section 6 hereof).

(c) For purposes of this Agreement, (i) the “SFL Release Parties” shall mean the SFL Parties and all of their respective affiliates, and all of their respective past, present or future subsidiaries, stockholders, members, partners, general partners, limited partners, directors, officers, managers, controlling persons, employees, administrators, heirs, executors, agents, attorneys, financial advisors, predecessors, successors, assigns, and other representatives (including, without limitation, all of their respective past, present or future subsidiaries, stockholders, members, partners, general partners, limited partners, directors, officers, managers, controlling persons, employees, administrators, heirs, executors, agents, attorneys, financial advisors, predecessors, successors, assigns, and other representatives), (ii) the “HRZ Release Parties” shall mean the HRZ Parties and all of their respective affiliates, and all of their respective past, present or future subsidiaries, stockholders, members, partners, general partners, limited partners, directors, officers, managers, controlling persons, employees, administrators, heirs, executors, agents, attorneys, financial advisors, predecessors, successors, assigns, and other representatives (including, without limitation, all of their respective past, present or future subsidiaries, stockholders, members, partners, general partners, limited partners, directors, officers, managers, controlling persons, employees, administrators, heirs, executors, agents, attorneys, financial advisors, predecessors, successors, assigns, and other representatives), and (iii) the “Creditor Release Parties” shall mean the Creditor Parties and all of their respective affiliates, and all of their respective past, present or future subsidiaries, stockholders, members, partners, general partners, limited partners, directors, officers, managers, controlling persons, employees, administrators, heirs, executors, agents, attorneys, financial advisors, predecessors, successors, assigns, and other representatives (including, without limitation, all of their respective past, present or future subsidiaries, stockholders, members, partners, general partners,

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limited partners, directors, officers, managers, controlling persons, employees, administrators, heirs, executors, agents, attorneys, financial advisors, predecessors, successors, assigns, and other representatives).

8. Release by the SFL Parties.

(a) Except as set forth below, each of the SFL Parties, on its own behalf and on behalf of each of the SFL Release Parties, effective as of the Effective Time, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges and covenants not to sue each of the HRZ Release Parties and the Creditor Release Parties from and with respect to any and all manner of action or actions, causes of action, proceedings, suits, orders, debts, obligations, liens, torts, contracts, agreements, promises, liabilities, claims, dues or demands, interests, damages, losses, costs and/or attorneys’ fees and expenses of any nature whatsoever, whether known or unknown, anticipated or unanticipated, fixed or contingent, matured or unmatured, both at law and in equity (collectively, the “SFL Claims”), which it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time prior to the Effective Time or thereafter, arising out of, relating to or in any way connected with the Charter Transaction Documents (other than this Agreement, the SFL Notes, the Second Lien Indenture, the Warrants and the Warrant Agreement).

(b) For the avoidance of doubt, the HRZ Release Parties shall not be released from any liabilities or obligations to any SFL Release Party arising under this Agreement (including, without limitation, Section 6 hereof), the SFL Notes, the Second Lien Indenture, the Warrants and the Warrant Agreement.

9. Release of Unknown Claims. Each of the HRZ Parties and the SFL Parties, respectively, acknowledges that it may hereafter discover facts presently unknown or unsuspected, or facts different from, or in addition to, those it now knows or believes to be true with respect to the matters released herein. Nevertheless, it is the intention of each of the HRZ Parties and the SFL Parties, respectively, through this Agreement and with the advice of counsel, fully, finally and forever to settle and release all such claims, matters, and causes of action, included and covered by this Agreement, and each agrees that the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

10. Breach of Agreement. Each of the HRZ Parties and each of the SFL Parties agrees that if such party hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the claims released pursuant to Section 7 or 8 hereof or in any manner asserts against the SFL Release Parties, the HRZ Release Parties, or the Creditor Release Parties, as the case may be, or any of them, any of the claims released pursuant to Section 7 or 8 hereof, the breaching party shall pay to the SFL Release Parties, the HRZ Release Parties, or the Creditor Release Parties, as the case may be, and each of them, in addition to any other damages caused thereby to the SFL Release Parties, the HRZ Release Parties, or the Creditor Release Parties, as the case may be, all reasonable attorneys’ fees incurred by such SFL Release Parties, HRZ Release Parties, or the Creditor Release Parties, as the case may be, in defending or otherwise responding to said suit or claim.

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11. Effectiveness of Termination and Releases. The termination of the Charter Transaction Documents pursuant to Section 1 hereof, the redelivery of the Vessels pursuant to Section 5 and the releases set forth in Sections 7, 8 and 9 hereof shall be subject to the satisfaction or unanimous waiver by the parties hereto of the following conditions (the time on the date on which all such following conditions have been so satisfied or waived, the “Effective Time”):

(a) The Guarantor and the Charterer shall have transferred, concurrently with the termination of the Charter Transaction Documents, to SFL Container the consideration set forth in Section 2 hereof;

(b) The Guarantor and the Charterer shall have completed all elements of the Restructuring except for (i) the valid recording at The Depository Trust Company (the “DTC”) of the consents of the holders of no more than 15% of the aggregate principal amount outstanding of each of the Second Lien Notes, Series A Notes and Series B Notes to the Second Lien Amendments and Convertible Amendments, as applicable, so long as prior to the Effective Time the holders of 99% of the $100,000,000 aggregate principal amount outstanding of the Second Lien Notes, the holders of at least 99% of the $178,781,456 aggregate principal amount outstanding of the Series A Notes and the holders of at least 98.5% of the $49,661,522 aggregate principal amount outstanding of the Series B Notes have irrevocably consented to the Second Lien Amendments and Convertible Amendments, as applicable, and the consents of the holders of at least 85% of the aggregate principal amount outstanding of the Second Lien Notes, Series A Notes and Series B Notes shall have been validly recorded at the DTC, and (ii) the actual conversion of the Convertible Notes, which may occur after the Effective Time in due course so long as prior to the Effective Time holders of Convertible Notes have submitted irrevocable conversion notices with respect to least 99% of the $178,781,456 aggregate principal amount outstanding of the Series A Notes and at least 98.5% of the $49,661,522 aggregate principal amount outstanding of Series B Notes, and the Guarantor and the Charterer shall have provided a joint officer’s certificate to the SFL Parties certifying that such Restructuring has been so completed;

(c) The HRZ Parties shall have paid the reasonable fees and expenses of Latham & Watkins LLP incurred in connection with the transactions described herein, subject to delivery of summary invoices listing attorneys and paraprofessionals, billing rates and hours worked and other expenses, but otherwise completely redacted;

(d) The HRZ Parties shall have made payment to the parties and in the amounts set forth in Appendix 2 attached hereto, representing payment of the documented out-of-pocket costs and expenses incurred by the SFL Parties in connection with the transactions described in this Agreement; and

(e) The SFL Parties shall have received a legal opinion addressing matters relating to the issuance of the SFL Notes and the Warrants to SFL Container described in Section 2 hereof,

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such opinion to be limited to such matters as were addressed in (and to be in form and substance substantially similar to) the opinions of counsel to the HRZ Parties delivered to the purchasers of the original notes issued under the Second Lien Indenture.

12. Representations and Warranties of the HRZ Parties. Each of the HRZ Parties jointly and severally represents and warrants to the SFL Parties and the Creditor Parties as follows:

(a) Such HRZ Party has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b) The execution and delivery of this Agreement and the performance of such HRZ Party’s obligations hereunder have been duly authorized by all necessary action on its part.

(c) The execution, delivery, and performance by such HRZ Party of this Agreement and the consummation of the transactions contemplated hereby and the Restructuring do not and shall not (i) violate any provision of its certificate of incorporation or by-laws (or other organizational documents) or any law, rule, or regulation applicable to it or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party, except for any contractual obligation that would not have a material adverse effect on the business, assets, financial condition or results of operations of such HRZ Party or the ability of such HRZ Party to consummate the transactions contemplated hereby or the Restructuring.

(d) The execution, delivery, and performance by such HRZ Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action with or by, any federal, state, or other governmental authority or regulatory body, except filings of amended certificates of incorporation or formation or other organizational documents with applicable state authorities, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and such filings of amendments to preferred fleet mortgages covering vessels owned by the Charterer with the National Vessel Documentation Center of the U.S. Coast Guard to reflect the Restructuring.

(e) This Agreement, the SFL Notes and the Second Lien Indenture are the legally valid, and binding obligations of such HRZ Party, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. Immediately following the completion of the Restructuring and the transactions contemplated hereby, the consolidated indebtedness of the Guarantor shall be as set forth on Exhibit 4.

(f) No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against such HRZ Party that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder. Each of the HRZ Parties represents that there are no lawsuits pending by it against any of the SFL Release Parties.

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(g) Such HRZ Party has not assigned or transferred any rights concerning the HRZ Claims or any potential HRZ Claims against the SFL Release Parties.

(h) The Warrants to purchase shares of Guarantor Common Stock shall represent 10% of the fully diluted shares of Guarantor Common Stock after giving effect to the transactions contemplated herein and the Restructuring (as defined below) but subject to dilution for a management incentive plan in an amount to be determined. The Warrants issuable to SFL Container pursuant to Section 2 hereof shall be in the form attached hereto as Exhibit 6. Any shares of Guarantor Common Stock to be issued pursuant to the Warrants and the warrants to be issued in the Restructuring will be, duly and validly issued, fully paid and non-assessable upon issuance. Immediately following the completion of the Restructuring and the transactions contemplated hereby, the only equity securities and warrants of the Guarantor outstanding or reserved for issuance shall be as set forth on Exhibit 5.

(i) To the knowledge of any responsible officer of the Charterer, all historical financial information that has been made available to any SFL Party or any Creditor Party by such HRZ Party or any of its representatives was as of the date furnished, and as of the date of this Agreement, when taken together as a whole, correct in all material respects and did not as of the date furnished and does not as of the date of this Agreement, contain any untrue statement of a material fact or, when taken together as a whole with all disclosures filed with the Securities and Exchange Commission and all other information made available to any SFL Party or any Creditor Party by the HRZ Parties or any of their representatives, omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made.

13. Representations and Warranties of the SFL Parties. Each of the SFL Parties jointly and severally represents and warrants to the HRZ Parties and the Creditor Parties as follows:

(a) Such SFL Party has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b) The execution and delivery of this Agreement and the performance of such SFL Party’s obligations hereunder have been duly authorized by all necessary action on its part.

(c) The execution, delivery, and performance by such SFL Party of this Agreement and the consummation of the transactions contemplated hereby do not and shall not (i) violate any provision of its certificate of incorporation or by-laws (or other organizational documents) or any law, rule, or regulation applicable to it or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party, except for any contractual obligation that would not have a material adverse effect on the business, assets, financial condition or results of operations of such SFL Party or the ability of such SFL Party to consummate the transactions contemplated hereby.

15

(d) The execution, delivery, and performance by such SFL Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body.

(e) (1) SFL Container is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”); (2) SFL Container has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, (i) the shares of Guarantor Common Stock or the Warrants or (ii) the SFL Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (3) SFL Container has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, (i) the shares of Guarantor Common Stock or the Warrants or (ii) the SFL Notes as part of its initial offering except within the United States to persons whom it reasonably believes to be qualified institutional buyer in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the (x) the shares of Guarantor Common Stock or the Warrants or (y) the SFL Notes, as the case may be, is aware that such sale is being made in reliance on Rule 144A.

(f) This Agreement is the legally valid, and binding obligation of such SFL Party, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(g) No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against such SFL Party that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder. Each of the SFL Parties represents that there are no lawsuits pending by it against any of the HRZ Release Parties.

(h) Such SFL Party has not assigned or transferred any rights concerning the SFL Claims or any potential SFL Claims against the HRZ Release Parties.

14. Advice of Counsel. The parties acknowledge that they have read all of this Agreement and have had it explained to them by their attorneys and that they fully understand all of the terms used in this Agreement and their significance. This Agreement has been signed voluntarily and with the advice of counsel.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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16. Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

17. Severability. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.

18. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law rules.

19. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any action or proceeding to enforce this Agreement shall be brought in the United States District Court for the Southern District of New York or the New York State Supreme Court for New York County. Each of the parties hereto hereby irrevocably and unconditionally consents and submits itself and its property to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the New York State Supreme Court for New York County and any appellate court hearing appeals from such courts, and irrevocably waives any present or future objection to such venue of such courts in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating thereto. Each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the United States District Court for the Southern District of New York or the New York State Supreme Court for New York County. Each of the parties hereto further agrees that a final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto further irrevocably consents to the service of process in any action or proceeding in the United States District Court for the Southern District of New York or the New York State Supreme Court for New York County, arising out of or relating to this Agreement by the mailing thereof by the other parties hereto by registered or certified mail, postage prepaid, to such party at the address in Section 20 hereof, which each party hereto hereby agrees shall be deemed and held in every respect to be effectively served upon it in connection with any such action or proceeding. Nothing herein shall affect the right of a party to serve process on the other parties hereto in any other manner permitted by applicable law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the United States District Court for the Southern District of New York or the New York State Supreme Court for New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER CONTEMPLATED HEREBY.

20. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) when personally delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (iii) the day following the day (except, if not a business day, then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service for next day delivery, or (iv) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

If to SFL:

Ship Finance International Ltd.

PO Box HM 1393

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08 Bermuda

Attn.: Vice President, Finance

Fax No.: +1 441 295 3494

with a copy to:

Ship Finance Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President, Finance

Fax No.: +4723114035

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90004

Attn: Robert A. Klyman, Esquire

Fax No.: 213-891-8763

18

If to SFL Holdings:

SFL Holdings LLC

PO Box HM 1393

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08 Bermuda

Attn.: Vice President, Finance

Fax No.: +1 441 295 3494

with a copy to:

Ship Finance Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President, Finance

Fax No.: +4723114035

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90004

Attn: Robert A. Klyman, Esquire

Fax No.: 213-891-8763

If to any Owner:

To the address of such Owner indicated on Appendix 1 hereto.

with a copy to:

Ship Finance Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President, Finance

Fax No.: +4723114035

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90004

Attn: Robert A. Klyman, Esquire

Fax No.: 213-891-8763

19

If to SFL Container:

SFL Container Holding Limited

PO Box HM 1393

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08 Bermuda

Attn.: Vice President, Finance

Fax No.: +1 441 295 3494

with a copy to:

Ship Finance Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President, Finance

Fax No.: +4723114035

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90004

Attn: Robert A. Klyman, Esquire

Fax No.: 213-891-8763

If to the Guarantor:

Horizon Lines, Inc.

4064 Colony Road

Suite 200

Charlotte, NC 28211

Attn.: Michael F. Zendan II, Esquire

Senior Vice President and General Counsel

Fax No.: 704-973-7010

with a copy to:

Blank Rome LLP

600 New Hampshire Avenue, N.W.

Suite 1100

Washington, D.C. 20037

Attn.: R. Anthony Salgado, Esquire

Fax No.: (202) 572-8384

If to the Charterer:

Horizon Lines, Inc.

4064 Colony Road

Suite 200

20

Charlotte, NC 28211

Attn.: Michael F. Zendan II, Esquire

Senior Vice President and General Counsel

Fax No.: 704-973-7010

with a copy to:

Blank Rome LLP

600 New Hampshire Avenue, N.W.

Suite 1100

Washington, D.C. 20037

Attn.: R. Anthony Salgado, Esquire

Fax No.: 202-572-8384

Either party may change its address or communications numbers listed above by notifying the other party of such change in the manner prescribed by this Section 20.

21. Waiver. No delay by any party thereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or otherwise prejudice the exercise by such party of that right, power or remedy.

22. Amendments. Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, except by written instrument signed by all parties hereto and, with respect to any amendments that would or could reasonably be expected to have a material adverse effect on the rights of the Agent or any of the other Creditor Parties hereunder, by the Agent on behalf of itself and the other Creditor Parties.

23. Assignment. Except as expressly provided herein, no party hereto may assign any of the rights or obligations created by this Agreement except with the express written consent of the other parties hereto and, with respect to any such assignments by any of the SFL Parties, the Agent on behalf of itself and on behalf of the other Creditor Parties.

24. Entire Agreement. This Agreement, including the exhibits, appendices, and schedules hereto, together with the Agent Consent, supersede all prior agreements among the parties with respect to their subject matter and constitute the entire agreement of the parties with respect to such subject matter.

25. Headings; Construction.

(a) The captions, titles and headings used in this Agreement are for convenience of reference only, shall not be deemed part of this Agreement and shall not affect its construction or interpretation.

(b) The parties hereto have participated jointly in the drafting of this Agreement, and each party was represented by counsel in the negotiation of this Agreement and has had a full and fair opportunity to review the terms of this Agreement. In the event an ambiguity or

21

question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, unless and until this Agreement is duly executed and delivered by each of the parties hereto, the parties shall retain and reserve all rights they may have against each other or otherwise. It is understood and agreed by the parties that neither the negotiation nor the execution of this Agreement constitutes an admission on the part of any party of (a) any wrongdoing or liability whatsoever under any statute, common law, regulation, or otherwise, or (b) the validity of any allegation, argument or position asserted by any other party, but is a compromise of disputed rights and liabilities. Except to the extent necessary to enforce this Agreement or as otherwise required by law, the parties agree that neither the negotiation nor the fact of this Agreement (nor any part of it) is to be used or admitted into evidence in any proceeding of any character, judicial, arbitral, or otherwise.

26. Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Signatures hereto may be delivered by facsimile or portable data format (PDF), which shall be deemed originals.

[Signature pages follow.]

22

IN WITNESS WHEREOF, the parties have executed this Global Termination Agreement as of the date first above written.

HORIZON LINES, INC.

By:
Name:
Title:

HORIZON LINES, LLC

By:
Name:
Title:

SHIP FINANCE INTERNATIONAL LIMITED

By:
Name:
Title:

SFL HOLDINGS, LLC

By:
Name:
Title:

HL EAGLE LLC

By:
Name:
Title:

HL FALCON LLC

By:
Name:
Title:

HL HAWK LLC

By:
Name:
Title:

HL HUNTER LLC

By:
Name:
Title:

HL TIGER LLC

By:
Name:
Title:

SFL CONTAINER HOLDING LIMITED

By:
Name:
Title:

SCHEDULE 1

CONSENT AND AGREEMENT

The undersigned refers to the foregoing Global Termination Agreement, dated as of April 5, 2012 (the “Global Termination Agreement”), made by the HRZ Parties and the SFL Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Global Termination Agreement.

The undersigned, on behalf of itself as Agent and the other Creditor Parties, in consideration of the premises and the covenants contained in the Global Termination Agreement and of other good and valuable consideration, the receipt and adequacy of which it hereby acknowledges, hereby agrees as follows:

1. The Agent hereby represents and warrants that it has been authorized by the necessary Creditor Parties to execute and deliver this Consent and Agreement (including, without limitation, the general release of claims in Section 5 of this Consent and Agreement) as the Agent and on behalf of the other Creditor Parties under the Loan Documents.

2. The Agent, for itself and on behalf of the other Creditor Parties, hereby consents to (a) the execution, delivery and performance by each of the HRZ Parties and each of the SFL Parties of the Global Termination Agreement and (b) effective as of the Effective Time, the termination of the Charter Transaction Documents as set forth in Section 3 below.

3. The Agent, for itself and on behalf of the other Creditor Parties, hereby agrees that, effective as of the Effective Time, and without any further action by any of the Creditor Parties, the SFL Parties or the HRZ Parties, (a) each of the Charter Transaction Documents and all security interests, liens and other similar interests of any kind or nature, whenever and however arising, which any of the Creditor Parties may have in any of the assets, interests or property, tangible or intangible, of the HRZ Parties, granted under any of the Charter Transaction Documents by either of the HRZ Parties in favor of the Agent or any of the Creditor Parties, shall hereby be automatically terminated, satisfied and released and be of no further force and effect, (b) no party thereto shall have any rights or remedies under any of the Charter Transaction Documents, (c) all of the HRZ Parties’ respective outstanding liabilities and obligations to the Creditor Parties under the Charter Transaction Documents shall be deemed satisfied in full, and each of the HRZ Parties shall be fully released and discharged from any and all obligations, liabilities, covenants and agreements thereunder, and (d) the Charter Transaction Documents and any and all rights thereunder (including, without limitation, any provisions of a Charter Transaction Document that state they are to survive the termination thereof) are hereby absolutely, unconditionally and irrevocably waived, released and forever discharged; provided, however, that, notwithstanding the foregoing, the Owners shall provide, on or before the Effective Time, substitute assignments of insurances with respect to the Vessels in accordance with the terms of the Credit Agreement, such assignments to be in form and substance reasonably satisfactory to the Creditor Parties.

4. At the sole cost and expense of the HRZ Parties, the Agent hereby agrees to execute and deliver to the HRZ Parties such further instruments and take such actions as are necessary or as the HRZ Parties shall reasonably request to terminate the security interests and liens, if any, of the Creditor Parties in the assets, interests or property of either of the HRZ Parties and to effectuate, or reflect on the public record, the termination, release and discharge of such security interests and liens, including, without limitation, filing UCC-3 financing statements and releasing its interests in the insurances taken out by the Charterer in respect of the Vessels.

5. The Agent, for itself and on behalf of the other Creditor Parties, effective as of the Effective Time, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges and covenants not to sue each of the HRZ Release Parties from and with respect to any and all manner of action or actions, causes of action, proceedings, suits, orders, debts, obligations, liens, torts, contracts, agreements, promises, liabilities, claims, dues or demands, interests, damages, losses, costs and/or attorneys’ fees and expenses of any nature whatsoever, whether known or unknown, anticipated or unanticipated, fixed or contingent, matured or unmatured, both at law and in equity, which it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time prior to the Effective Time or thereafter, arising out of, relating to or in any way connected with the Charter Transaction Documents (other than this Agreement).

6. For purposes of this Consent and Agreement only, the Agent hereby agrees to be bound by Sections 15 to 26 of the foregoing Global Termination Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Consent and Agreement as of April 5, 2012.

BNP PARIBAS, as Agent and on behalf of the other Creditor Parties

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 1

Form of UCC-3 Financing Statement

EXHIBIT 2

Form of Assignment and Assumption Agreement for Lay Up Agreement

EXHIBIT 3

Form of SFL Notes

EXHIBIT 4

Pro Forma Indebtedness of Horizon Lines, Inc.

EXHIBIT 5

Pro Forma Equity Capitalization of Horizon Lines, Inc.

EXHIBIT 6

Form of Warrant to be issued to SFL Container

EXHIBIT 7

Terms of Additional Consent Solicitation

Amendments to Section 17 of the SFL Note:

•	References to “ Section 7.01(a)(vi) of the Indenture” will be modified to “Section 7.01(a)(vi) or Section 7.01(a)(vii) of the Indenture”.

•

Add to Section 17(e) at the end of Section 17: “This Section 17 is for the benefit of each Holder of the Original Notes and each Holder of the Original Notes is deemed to have conclusively relied on this Section 17 in acquiring or continuing to hold the Original Notes. This Section 17 is enforceable by the Holders of the Original Notes and may only be amended or modified with the consent of the Holders of at least 75% in aggregate principal amount of the Original Notes then outstanding under the Indenture; provided, however, that the foregoing shall not affect the rights of the Holder of this Note set forth in Section 11.02(j) of the Indenture; and provided further that section 17(d) may not be amended or modified without the prior written consent of the Holder of this Note.”

Amendment and restatement of the second and third paragraphs of Section 2.13 of the Second Lien Indenture as follows (revisions from April 9, 2012 Supplemental Indenture incorporated below):

“In the event that an Additional Note is issued pursuant to this Section 2.13 and in reliance on Section 4.11(b)(xxiii) in an amount not to exceed $40.0 million in aggregate principal amount (such Additional Note, the “New Note”), the initial holder of the New Note shall have the right (such right, the “Repurchase Right”), only upon the occurrence of an Event of Default under Section 7.01(a)(vi) or Section 7.01(a)(vii) and only if such holder shall continue to hold the entire initial principal amount of the New Note, to purchase all, but not less than all, other outstanding Notes from the Holders thereof at a purchase price equal to the principal amount of such Notes, plus accrued and unpaid interest (including interest accruing on or after the commencement of any proceeding referenced in Section 7.01(a)(vi) or Section 7.01(a)(vii) of the Indenture, whether or not such interest would be allowed in any such proceeding) to, but not including, the date of purchase (the “Purchase Date”). Such purchase shall be consummated upon reasonable notice to the Trustee and the Holders of the Notes and upon such other terms as shall be reasonably acceptable to the Trustee, except that any such purchase notice to the Trustee and the Holders shall be given no later than 15 days before the Purchase Date. Provided that the initial holder of the New Note has caused the deposit of funds with the Trustee sufficient to consummate the purchase of the outstanding Notes on the Purchase Date, the Notes subject to the Repurchase Right shall be deemed automatically transferred by the Holder to the initial holder of the New Note on the Purchase Date without any further action by the Holder. Notice of the Repurchase Right to the Holders of the Notes shall be deemed made upon occurrence of any of the following:

1. Three business days following written notice of the Repurchase Right by the Holder of this Note to DTC;

2. Three business days following written notice of the Repurchase Right by the Holder of this Note to the Trustee; or

3. Written notice of the Repurchase Right is delivered by the Company to the Trustee directing the Trustee to provide notice to the Holders of the Notes.

The Company shall provide the notice in subsection 3 above within two business days following written notice to the Company by the Holder of this Note.

THE REPURCHASE RIGHT IS A MATERIAL INDUCEMENT TO SUCH HOLDER’S PARTICIPATION IN AN OVERALL RESTRUCTURING OF THE COMPANY THAT PROVIDES SUBSTANTIAL BENEFIT AND CONSIDERATION TO THE HOLDERS OF EXISTING NOTES. AS NOTED ELSEWHERE, THE NEW NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES AND NOTE GUARANTEES INITIALLY ISSUED UNDER THE INDENTURE IN THE EVENT OF A BANKRUPTCY OF THE COMPANY OR CERTAIN OF ITS SUBSIDIARIES. IN THE EVENT A HOLDER OF NOTES FAILS TO COMPLY WITH THE REPURCHASE RIGHT (A “NON-COMPLIANT HOLDER”), THE HOLDER OF THE NEW NOTE SHALL NOT BE SUBORDINATED IN RIGHT OF PAYMENT IN ANY WAY WITH RESPECT TO THE NON-COMPLIANT HOLDER, WHETHER UNDER THIS INDENTURE, THE NOTE GUARANTEES OR OTHERWISE.”

APPENDIX 1

Address of Owners

HL Eagle LLC

Corporation Trust Center

1209 Center Street

Wilmington, DE 19801-1134

HL Falcon LLC

Corporation Trust Center

1209 Center Street

Wilmington, DE 19801-1134

HL Hawk LLC

Corporation Trust Center

1209 Center Street

Wilmington, DE 19801-1134

HL Hunter LLC

Corporation Trust Center

1209 Center Street

Wilmington, DE 19801-1134

HL Tiger LLC

Corporation Trust Center

1209 Center Street

Wilmington, DE 19801-1134

APPENDIX 2

Schedule of SFL Expenses

Payee	Amount (USD)		Wire Instructions
Seward & Kissel LLP		$30,000.00	Citibank N.A. 120 Broadway New York, New York 10271 ABA No. 021000089 Seward & Kissel Regular Account Account No. 37119785
Latham & Watkins LLP		$100,000.00	Bank: Citibank, Delaware One Penn’s Way New Castle, DE 19720 ABA: 0311-00209 SWIFT: CITIUS33 Account Name: Latham & Watkins LLP Account Number: 3911-7003
Watson, Farley & Williams (New York) LLP	$ $ $	31,533.40 (Invoice: 3017378, Reference: 01960.50165) 44,238.97 (Invoice: 3017437, Reference: 01960.50135) 40,000.00 (Estimated payment for April)	Citibank NA 111 Wall Street New York, NY 10005 ABA No. 0210 00089 Watson, Farley & Williams (New York) LLP Account Account No. 37348799 Swift Code: CITIUS33
BNP Paribas Vikram Hiranandani 520 Madison Avenue, 3rd Floor New York, NY 10022 United States of America Tel: +1-212-340-5367		$8,448.26	Bank: BNP Paribas New York SWIFT: BNPAUS3N ABA: 026-007-689 FFC: NY Accounting TX Acct: 200-520100-434-25 Ref: SFI Bank meeting - BNPP Shipping Finance (cost center# NBCE61)
BNP Paribas Barbara Eppolito		$5,971.82	Bank: BNP Paribas New York ABA: 026-007-689 Swift: BNPAUS3N FFC: Paribas North America, Inc. Acct: 200-516001-070-USD-69
Wiersholm		$20,000.00	Account no. 6011.05.43908 Bank: Nordea Bank Norge ASA IBAN NR.: NO 5160110543908 Swift: NDEANOKK Reference No.: 112874-071

Exhibit 10.3

Execution Version

AMENDMENT TO CREDIT AGREEMENT AND ACKNOWLEDGEMENT

THIS AMENDMENT TO CREDIT AGREEMENT AND ACKNOWLEDGEMENT dated as of April 9, 2012 (this “Agreement”), is entered into among HORIZON LINES, INC., a Delaware corporation (“Parent”), HORIZON LINES, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

The Borrower, Parent, the Lenders and the Agent are parties to that certain Credit Agreement dated as of October 5, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

In connection with the Non-Domestic Reorganization and a restructuring of the obligations of the Borrower and Parent with respect to the Chartered Vessel Documents used in the Non-Domestic Service, (a) Parent and the Borrower have solicited the consent of the holders of the Secured Notes to certain amendments to the Secured Notes Documents, pursuant to the Consent Solicitation Statement relating to the Secured Notes (First Lien), the Consent Solicitation Statement relating to the Secured Notes (Second Lien) and the Consent Solicitation Statement relating to the Secured Notes (Convertible), each dated March 29, 2012 (collectively, the “Consent Solicitation Statements”), and (b) the Borrower intends to issue additional Secured Notes (Second Lien) in an aggregate principal amount not to exceed $40,000,000 (the “Additional 2012 Notes”).

The Borrower has requested that the Required Lenders agree to amend the Credit Agreement as more specifically set forth herein and to make the acknowledgement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Agent and the Required Lenders have agreed to such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the preliminary statements hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments and Acknowledgement.

(a) New Definition. The following new definition is hereby added to Schedule 1.1 of the Credit Agreement in appropriate alphabetical order to read in its entirety as follows:

“Secured Notes Amendments” means the amendments dated on or before April 26, 2012 to the Secured Notes Documents described in the Consent Solicitation Statement relating to the Secured Notes (First Lien), the Consent Solicitation Statement relating to the Secured Notes (Second Lien) and the Consent Solicitation Statement relating to the Secured Notes (Convertible), each dated March 29, 2012.

(b) Permitted Indebtedness. Clause (p)(iv) of the definition of “Permitted Indebtedness” contained in Schedule 1.1 of the Credit Agreement is hereby amended by deleting therefrom the phrase “as in effect on the date hereof” and substituting therefor the phrase “as in effect on the date of the Secured Notes Amendments”.

(c) Permitted Additional Pari Passu Obligations. The definition of “Permitted Additional Pari Passu Obligations” contained in Schedule 1.1 of the Credit Agreement is hereby amended by deleting therefrom the phrase “as in effect on the Closing Date” and substituting therefor the phrase “as in effect on the date of the Secured Notes Amendments”.

(d) Change of Control. Certain holders of the Secured Notes have entered into restructuring support agreements (the “RSAs”) in connection with the Consent Solicitation Statements and the issuance of the Additional 2012 Notes. Notwithstanding the definition of “Change of Control” contained in Schedule 1.1 of the Credit Agreement, the Required Lenders acknowledge that the holders of the Secured Notes shall not be deemed to be acting as a “group” for purposes of such definition as a result of such holders entering into the RSAs for the period from the execution and delivery of the RSAs through the date of the Secured Notes Amendments.

3. Condition to Effectiveness. This Agreement shall be effective upon satisfaction of each of the following conditions (the date such conditions are satisfied, the “Agreement Effective Date”).

(a) Executed Amendment. The Agent’s receipt of counterparts of this Agreement executed by the Borrower, Parent, the Required Lenders and the Agent.

(b) Election to Convert. The holders of the Secured Notes (Convertible) shall have delivered to the Parent their irrevocable election to convert at least 95% of the total outstanding amount of the Secured Notes (Convertible) into Stock (other than Prohibited Preferred Stock) issued by Parent.

4. Condition Subsequent. The Loan Parties hereby agree that each of the following conditions shall be completed or satisfied on or before the dates set forth below (the failure by Borrower or Parent to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default):

(a) Conversion. Within 30 days after the Agreement Effective Date, the holders of the Secured Notes (Convertible) shall have converted at least 95% of the total outstanding amount of the Secured Notes (Convertible) into Stock (other than Prohibited Preferred Stock) issued by Parent.

(b) Executed Secured Notes Amendments. Within 30 days after the Agreement Effective Date, the Borrower shall have delivered to the Agent fully executed copies of the Secured Notes Amendments.

5. Effect of the Amendments and Acknowledgement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, Parent or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the

2

Lenders or the Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

6. Representations and Warranties/No Default. By their execution hereof, each of the Borrower and Parent hereby represents and warrants as follows:

(a) Such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(b) This Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date).

(d) No Default or Event of Default has occurred or is continuing or would result after giving effect to the extension and the other transactions contemplated by this Agreement.

(e) No Additional Notes, Permitted Additional Pari Passu Obligations or Vessel Financing Debt has been issued or incurred prior to the date of this Agreement.

(f) Except as set forth in Schedule A hereto, there have been no amendments to, or modifications of, the Secured Notes prior to the date of this Agreement.

7. Reaffirmations. Each of Parent and the Borrower (a) agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms, ratifies and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

8. Release of Claims. To induce the Agent and the Lenders to enter into this Agreement, Borrower and Parent each hereby releases, acquits and discharges the Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent or any Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, known or unknown, that the Borrower

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or Parent now has or ever had against the Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each of the Borrower and Parent represents and warrants to the Agent and the Lenders that neither the Borrower nor Parent has not transferred or assigned to any Person any claim that such Loan Party ever had or claimed to have against the Agent or any Lender.

9. Miscellaneous

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Section 12 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(b) Loan Document. This Agreement shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(c) Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement

(d) Severability. If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e) Entirety. This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

[Remainder of page intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HORIZON LINES, LLC, as Borrower

By:
Name:
Title:

HORIZON LINES, INC., as Parent

By:
Name:
Title:

Horizon Lines

Amendment to Credit Agreement

and Acknowledgement

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:
Name:
Title:

Horizon Lines

Amendment to Credit Agreement

and Acknowledgement

SCHEDULE A

TO AMENDMENT TO CREDIT AGREEMENT

AND ACKNOWLEDGEMENT

Amendments and Modifications to Secured Notes

Exhibit 10.4

THIS FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENTS (this “Amendment”) is made as of April 3, 2012, by and among Horizon Lines, LLC, a Delaware limited liability company (the “Company”), Horizon Lines, Inc. and its subsidiaries set forth on the signature page hereto (collectively, the “Guarantors”) and the Purchasers, governing each of the Company’s (i) 11.0% Senior Secured Notes due 2016 and (ii) Second Lien Senior Secured Notes due 2016. The Company, the Guarantors and the Purchasers are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Registration Rights Agreements (as herein defined).

WHEREAS:

(A) The Parties entered into that certain Registration Rights Agreement in relation to the First-Lien Notes (the “First-Lien Registration Rights Agreement”) dated as of October 5, 2011.

(B) The Parties entered into that certain Registration Rights Agreement in relation to the Second-Lien Notes (the “Second-Lien Registration Rights Agreement” and, together with the First-Lien Registration Rights Agreement, the “Registration Rights Agreements”) dated as of October 5, 2011.

(C) The Parties hereto desire to amend each of the Registration Rights Agreements as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parties hereby agree as follows:

1. The second sentence of the first paragraph of Section 3.1(a) of each of the Registration Rights Agreements is hereby deleted in its entirety and replaced with the following:

“Each of the Company and the Guarantors shall use commercially reasonable efforts to Consummate the Exchange Offer as soon as practicable after the Closing Date, but in any event not later than 300 days following the Closing Date (such 300th day being the “Exchange Date”).”

2. This Amendment amends solely the provisions of the Registration Rights Agreements set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Registration Rights Agreements or any other rights of the Parties under the Registration Rights Agreements. The Parties acknowledge that the Registration Rights Agreements (as amended by this Amendment) are in full force and effect and is hereby confirmed and ratified in all respects. References in each of the Registration Rights Agreements to the relevant Registration Rights Agreement shall mean the relevant Registration Rights Agreement as amended by this Amendment.

3. This Amendment may be executed in any number of counterparts (including by facsimile), each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received counterparts hereof signed by all of the other Parties.

4. Each Purchaser that executes this Amendment hereby represents, with respect to itself only, that it holds the securities set forth on its signature page as of the date hereof.

5. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Registration Rights Agreements as of the date first written above.

HORIZON LINES, LLC.

By:
	Name:	Michael F. Zendan II
	Title:	Secretary

HORIZON LINES, INC.
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
	Name:	Michael F. Zendan II
	Title:	Secretary

[Signature Page to First Amendment to Registration Rights Agreements]

The foregoing First Amendment to the Registration Rights Agreements is hereby confirmed and accepted as of the date first above written:

By:	[ ]

By:
Authorized Signatory:

$[            ] in aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 issued by Horizon Lines, LLC

$[            ] in aggregate principal amount of Second Lien Senior Secured Notes due 2016 issued by Horizon Lines, LLC.

[Signature Page to First Amendment to Registration Rights Agreements]